                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:                  [ ] Preliminary Proxy Statement
                                            [ ] Confidential, for Use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))
                                            [x] Definitive Proxy Statement
                                            [ ] Definitive Additional Materials
                                            [ ] Soliciting Material Under 14a-12

                                ORTHOMETRIX, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
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          was paid previously. Identify the previous filing by registration
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                                ORTHOMETRIX, INC.
                                -----------------

                       106 CORPORATE PARK DRIVE, SUITE 102
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 694-2285

                                                                    May 16, 2005

To the Stockholders of Orthometrix, Inc.:

     The 2005 annual meeting of Stockholders (the "Annual Meeting") of
Orthometrix, Inc. (the "Company") will be held on Tuesday, June 14, 2005 at 9:30
a.m., local time, at the EastRidge Conference Center located in the lobby of 707
Westchester Avenue, White Plains, New York 10604.

     Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement,
which you are urged to read carefully. The Company's 2004 Annual Report is also enclosed and provides additional information regarding the financial results of the Company during the fiscal year ended December 31, 2004.

     On behalf of the Board of Directors and employees of the Company, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, I urge you to promptly complete, sign, date and return the enclosed proxy card in the prepaid envelope provided. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Annual Meeting, you may revoke such proxy at any time prior to the Annual Meeting by executing another proxy bearing a later date or providing written notice of such revocation to
Neil H. Koenig, Secretary of the Company.

                                Sincerely,

                                /s/ Reynald G. Bonmati
                                --------------------------------------------------
                                REYNALD G. BONMATI
                                President and Chairman of the Board of Directors

                                ORTHOMETRIX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 14, 2005

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the
"Annual Meeting") of Orthometrix, Inc., a Delaware corporation (the "Company"), will be held at the EastRidge Conference Center located in the lobby of 707
Westchester Avenue, White Plains, New York 10604, at 9:30 a.m., local time, on
June 14, 2005 for the following purposes:

     1. To elect all six members of the Company's Board of Directors to serve until their successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to amend Article 4 of the Company's
Articles of Incorporation to increase the authorized shares of common stock from
45 million shares to 75 million shares.

     3. To consider and vote upon a proposal to amend the Company's 1994 and
2000 Stock Option Plans to increase authorized shares reserved for the issuance of stock options by 2 million shares and 500,000 shares, respectively.

     4. To consider and vote upon a proposal to ratify the selection of Radin,
Glass & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 2005; and

     5. To consider and vote upon such other matter(s) as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The close of business on May 11, 2005 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual
Meeting or any adjournment(s) thereof. Only holders of record of Common Stock of the Company on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

     If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification.
In order to vote such shares at the Annual Meeting, you must obtain a proxy issued in your name from the nominee.

     You can ensure that your shares are voted at the Annual Meeting by signing, dating and marking the enclosed proxy card and promptly returning it in the postage prepaid envelope provided. Returning the proxy will not affect your right to attend the Annual Meeting and to vote in person, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of these proxy materials. If so, please sign, date, mark and return each of the proxy cards that you receive so that all of your shares may be voted. You may revoke your proxy at any time before it is voted by either (i)
giving written notice to the Secretary of the Company at 106 Corporate Park
Drive, Suite 102, White Plains, New York 10604, (ii) signing, marking and returning a later-dated proxy card or (iii) voting in person at the Annual
Meeting.

     Whether or not you expect to attend, YOU ARE URGED TO SIGN, DATE AND MARK
THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE PREPAID ENVELOPE
PROVIDED.

                                             By Order of the Board of Directors,

                                             /s/ Neil H. Koenig
                                             -----------------------------------
                                             Neil H. Koenig
                                             Secretary
White Plains, New York
May 16, 2005

                                 PROXY STATEMENT

                                ORTHOMETRIX, INC.

                       106 CORPORATE PARK DRIVE, SUITE 102
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 694-2285

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2005

                               GENERAL INFORMATION

     This Proxy Statement and accompanying proxy card are being mailed on or about May 16, 2005 to holders of record, as of May 11, 2005, of Common Stock, par value $0.0005 per share, of Orthometrix, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors") of a
proxy in the enclosed form for the 2005 Annual Meeting of Stockholders (the
"Annual Meeting") of the Company to be held at 9:30 a.m., local time on Tuesday,
June 14, 2005 at the EastRidge Conference Center located in the lobby of 707
Westchester Avenue, White Plains, New York 10604. The principal executive offices of the Company are located at 106 Corporate Park Drive, Suite 102, White
Plains, New York 10604.

     A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE
BOARD OF DIRECTORS TO PROMPTLY SIGN, DATE AND RETURN THE PROXY CARD IN THE
ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

     If the enclosed proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the card. If you return your signed proxy card, but do not indicate any voting preferences, your proxy will be voted
"FOR" each of the proposals, and in the discretion of the proxies named in your proxy card as to any other matters that may properly come before the Annual
Meeting. Please sign your name exactly as it appears on the proxy card.

     Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company's executive offices at any time prior to the meeting or any adjournment(s)
thereof. Any stockholder who attends the Annual Meeting in person, or any adjournment(s) thereof, may revoke any proxy previously given and vote, instead, by ballot.

RECORD DATE; OUTSTANDING SHARES

     The Board of Directors has fixed the close of business on May 11, 2005 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     As of May 11, 2005, there were [42,952,368] shares of Common Stock issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company has no other class of voting securities entitled to vote, and the Company's stockholders do not have cumulative voting rights. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The accompanying proxy card is intended to permit a stockholder as of May 11, 2005 to vote at the Annual Meeting on the proposals described in this Proxy
Statement, whether or not such stockholder attends the Annual Meeting in person.
Persons who acquire shares of Common Stock after the close of business on May
11, 2005 will not be entitled to vote such shares at the Annual Meeting by proxy or by voting at the Annual Meeting in person, unless properly authorized by the record holder of such shares as of such date. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

     With respect to the election of directors, you may vote in favor of all six nominees, or withhold your votes as to all nominees, or withhold your votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The six nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

     With respect to each of the proposals other than the election of directors, you may vote in favor of the proposal, against the proposal, or abstain from voting. The proposal to amend Article 4 of the Articles of Incorporation to effectuate an increase in the authorized common stock from 45 million shares to
75 million shares will require the affirmative vote of the majority of the outstanding shares of Common Stock. The proposal to amend the 1994 and the 2000
Stock Option Plans to increase authorized shares reserved for stock options by 2 million shares and 500,000 shares, respectively, will require the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. The proposal to ratify the selection of Radin, Glass
& Co., LLP ("Radin Glass") as the Company's independent auditors for the fiscal year ending December 31, 2005 will require the affirmative vote of majority of the shares present in person or by proxy and entitled to vote at the Annual
Meeting.

     Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. With respect to matters other than the election of directors, abstentions will be treated as "no" votes and therefore, may affect the vote required for such proposal. Under the General Corporation Law of the State of Delaware, directors are elected by plurality, rather than a majority. As a result, abstentions will be excluded from, and have no affect on, the vote required for the election of directors.

     Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members.
Members of the New York Stock Exchange ("NYSE") are permitted to vote their clients' proxies in their own discretion as to the election of directors and certain other "routine" matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. The proposed amendments to the
Company's Articles of Incorporation and to its 1994 and 2000 Stock Option Plans
are, however, "non-routine" matters under the NYSE rules, which mean that brokers who have not received voting instructions from their clients do not have discretion to vote on those proposals. When a broker votes a client's shares on some, but not all, of the proposals at a meeting, the missing votes are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. With respect to most matters other than the election of directors, broker non-votes are excluded from the number of shares deemed present and entitled to vote on the matter and, accordingly, will reduce the absolute number, but not the percentage (i.e., over 50% of those shares entitled to vote), of affirmative votes needed to approve a proposal. For the reason discussed above, however, broker non-votes will be excluded from, and have no effect on, the vote required for the election of directors.

     The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The
Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained American Stock Transfer and Trust Company to assist it in the distribution and solicitation of proxies.
The Company believes that the total cost of distributing and soliciting proxies will not be material to the Company.

     The Company's Annual Report to Stockholders for the fiscal year ended
December 31, 2004 (the "Annual Report"), which contains the Company's Form
10-KSB for such year including financial statements, is enclosed with this Proxy
Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's By-Laws authorize the Board of Directors to fix the number of directors of the Company. Currently, the number of directors is fixed at six.
The Board of Directors has nominated the six persons named below to serve as directors until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each nominee is presently a director of the Company and was reelected to the Board at the 2004 Annual Meeting of Stockholders, with the exception of William Orr who was newly elected in 2004. The Board of Directors believes that each of the nominees will stand for election and will serve if elected. Each of the nominees has consented to serve as a director of the
Company, if elected, and named in this Proxy Statement. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may (i)
designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee(s), (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution, provide for fewer directors. Proxies for this Annual Meeting may not be voted for more than the number of nominees (i.e., six) named herein.

     Set forth below is certain information with respect to each nominee for election as a director of the Company at the Annual Meeting (based solely upon information furnished by such person).

REYNALD G. BONMATI, age 57, founded the Company in December 1993. He has served as a director of the Company since its formation and as Chairman of the Board,
President and Treasurer of the Company since January 1994. Mr. Bonmati has served, and is currently serving, as President of Bones L.L.C. a private investment firm, since its formation in 1997. Mr. Bonmati received B.S. and M.S.
degrees from the Institute National Superieur de Chimie Industrielle, France, an
M.S. degree from the Ecole Nationale Superieure du Petrole et des Moteurs,
France, and an MBA degree from the University of Paris, France.

MICHAEL W. HUBER, age 77, has served as a director of the Company since May
1995. He also serves as Chairman of the Audit Committee and member of the
Compensation Committee. He is retired Chairman, Chief Executive Officer, and director of J.M. Huber Corporation, a diversified family-owned company engaged in natural resource development, specialty chemical and wood product manufacturing.

NEIL H. KOENIG, C.P.A., age 54, has served as Chief Financial Officer of the
Company since September 2002. From 2001 to 2003, Mr. Koenig served as Interim
Chief Financial Officer of First Union Real Estate Equity and Mortgage
Investments, a publicly traded real estate investment trust. Since 1981, Mr.
Koenig has served as a managing partner of Imowitz Koenig & Co., LLP, a certified public accounting firm and since 1999 he has served as the managing member of the Real Estate Systems Implementation Group, LLC, a consulting company serving the real estate industry. Mr. Koenig received a B.S. degree from
Farleigh Dickinson University and a MBA degree from Fordham University.

ANDRE-JACQUES NEUSY, M.D., age 61, has served as a director of the Company since
September 1997. He also serves as a member of the Compensation Committee. Dr.
Neusy is a research scientist and attending physician at Tisch Hospital
Center/NYU Medical Center and the Medical Director of the Dialysis Unit and
Chief of Nephrology at Bellevue Hospital Center in New York City. He has been associated with both hospitals since 1978. Dr. Neusy is also Associate Professor of Clinical Medicine at New York University School of Medicine and Attending
Physician in Nephrology at the New York Veteran's Administration Hospital. Dr.
Neusy received a B.A. degree from the International School in Lubumbashi, Zaire, and an M.D. degree from the Free University of Brussels Medical School.

WILLIAM ORR, age 65, has served as a director of the Company since June 2004. He also serves as a member of the Audit Committee. Since 2003, Mr. Orr has served as an officer and a director of First Global Services, an investment company with interests in publicly traded companies and real estate. Prior to 1974, he was an officer and a director of Botany Industries, a Fortune 500 company, and of several of its subsidiaries. He then founded and became President of both
North American Agriculture Corp. and OTR Transportation through its Jackson &
Johnson subsidiary, which were both sold in 1997. He was President of Jake's
Products, Inc., a commodities business until it was sold in 1996 and President of JPI Transfer, a commodities

tanker operation, which was merged into Jackson & Johnson and sold in 1997. Mr.
Orr holds a B.S. degree in Biochemistry from Wake Forest College.

ALBERT S. WAXMAN, PH.D., age 65, has served as a Director of the Company since
January 1994. Dr. Waxman is a co-founder and Senior Managing Member of Psilos
Group Managers, LLC, a venture capital firm specializing in e-health and healthcare services investments since 1998. Prior to co-founding Psilos Group
Managers, LLC, Dr. Waxman was, from 1993 to 1998, Chairman and Chief Executive
Officer of Merit Behavioral Care Corporation, a healthcare company. Dr. Waxman is Chairman of the Board of Directors of several Psilos portfolio companies, including Healthcare, Inc., e-Health Direct, and Active Health Management. Dr.
Waxman received a B.S.E.E. degree from City College of New York and M.A. and
Ph.D. degrees from Princeton University. He serves on the Advisor Council of
Princeton University's School of Engineering and Applied Sciences.

VOTE REQUIRED FOR APPROVAL

     The vote of a plurality of the holders of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the six director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted
FOR the election of the six persons nominated to serve as directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE RE-ELECTION OF THE SIX PERSONS NOMINATED TO SERVE AS DIRECTORS.

BOARD ORGANIZATION AND MEETINGS

     During the year ended December 31, 2004, the Board of Directors held two meetings and acted on five other occasions by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors held in fiscal year 2004 during his tenure as a director or member of the committee on which he served.

     There are two standing committees:

     AUDIT COMMITTEE. The Audit Committee was established in June 1995 and consists of Michael W. Huber (Chairman) and William Orr. The Audit Committee:
(i) makes recommendations to the Board of Directors with respect to the independent accountants who conduct the annual audit of the Company's financial statements; (ii) reviews the scope of the annual audit and meets with the
Company's independent accountants to review their findings and recommendations;
(iii) approves major accounting policies or changes thereto; and (iv)
periodically reviews principal internal controls to assure that the Company is maintaining an adequate and effective system of financial controls. The Audit
Committee is governed by an Audit Committee Charter adopted by the Board of
Directors, a copy of which is set forth as Appendix A to this Proxy Statement.
The Audit Committee held four meetings in fiscal year 2004.

     The Board of Directors has determined that each of the Audit Committee members meets the independence, financial literacy and experience requirements of the applicable rules and regulations of the SEC and the NASDAQ Stock Market.
The Board of Directors has also determined that Michael W. Huber satisfies the requirements for an "audit committee financial expert" and has designated him as the Company's audit committee financial expert.

     COMPENSATION COMMITTEE. The Compensation Committee was established in June
1995 and consists of Michael W. Huber and Andre-Jacques Neusy. None of such members are, or ever were, executive officers or employees of the Company.
During the last fiscal year, none of the executive officers of the Company served on the Board of Directors or on the compensation committee of any other entity, any of whose executives served on the Board of Directors. The
Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This Committee also performs duties of administration with respect to the Company's Amended and Restated 1994 Stock Option and Incentive
Plan for Employees and the Company's Amended and Restated 2000 Non-Employee
Directors' and Consultants' Stock Option Plan. The Compensation Committee held one meeting during fiscal year 2004.

     The Company does not have a standing nominating committee or committee performing similar functions, and, accordingly does not have a committee charter. The entire Board of Directors participates in the consideration of director nominees, therefore, fulfilling the role of a nominating committee.

     The procedures for stockholders to nominate persons to serve as directors are set forth in the Company's By-Laws. Stockholders wishing to submit nominations should notify the Company at its principal executive offices, located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. In
order to be considered by the Board of Directors, nominations must be in writing and addressed to the Secretary of the Company and must be received by the
Company on or before the deadline for the receipt of stockholder proposals. See
"Submission of Stockholder Proposals." The Board of Directors evaluates each candidate, including incumbents, based on the same criteria. Once the candidate has been contacted and accepts being considered as a nominee, the Board of
Directors will review the candidate's resume and other credentials and analyze the expertise and experience that the candidate would provide to the Board of
Directors and the Company.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The Company does not have a formal policy by which stockholders may communicate directly with directors, but any stockholder who wishes to send communications to the Board of Directors should deliver such communications to the Secretary of the Company at the principal executive offices of the Company located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604.
The Secretary is responsible for determining, in consultation with other officers of the Company and advisers, as appropriate, which (and the manner that) stockholder communications will be relayed to the Board of Directors.

COMPENSATION OF DIRECTORS

     Under the Amended and Restated 2000 Non-Employee Directors' and
Consultants' Stock Option Plan, each non-employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the Director's first election to the Board of Directors and a grant to acquire 5,000 shares is effective on the date of the Director's re-election to the Board of Directors. No member of the Board of Directors was paid compensation during the 2004 fiscal year for his service as a director or member of any committee established by the Board of
Directors of the Company, other than pursuant to the standard compensation arrangements described above.

                               SECURITY OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of May 11, 2005 (except as otherwise indicated)
by each person known by the Company to be the beneficial owner of more than 5%
of the Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

SECURITY OWNERSHIP OF                         SHARES OF          PERCENT
CERTAIN BENEFICIAL OWNERS                  COMMON STOCK (1)  OF COMMON STOCK (1)
-------------------------                  ----------------  -------------------
Reynald G. Bonmati (2) ...................    24,050,350           51.9%
Psilos Group Partners II SBIC, L.P. (3) ..     5,980,845           13.9%
Albert S. Waxman (4) .....................     5,980,845           13.9%
Michael W. Huber (5) .....................     3,964,384            9.1%
Rock Creek Investment Partners, L.P. .....     2,321,429            5.4%

     The following table sets forth information regarding management's ownership of the Common Stock as of May 11, 2005 (except as otherwise indicated) by (i)
each director and nominee to be director, (ii) each named executive officer (as defined below) and (iii) all directors and officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

                                              SHARES OF            PERCENT
SECURITY OWNERSHIP OF MANAGEMENT           COMMON STOCK (1)  OF COMMON STOCK (1)
--------------------------------           ----------------  -------------------
Reynald G. Bonmati (2) ...................    24,050,350             51.9%
Albert S. Waxman (5) .....................     5,980,845             13.9%
Michael W. Huber  (4) ....................     3,964,384              9.1%
Neil H. Koenig (6) .......................     1,379,890              3.2%
Andre-Jacques Neusy (7) ..................       654,140              1.5%
William Orr (8) ..........................       120,000               *

All directors and officers of the Company
as a group (six persons)(2), (4), (5),
(6), (7) and (8) .........................    36,149,609              75.3%

Total shares of Common Stock issued and
outstanding ..............................    42,952,368

-----------------
* Less than 1%.

(1)  Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule
     13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of a determination date are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person.

(2)  Includes 1,722,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005. Includes warrants to purchase up to 1,640,000 shares of Common Stock issued in connection with loans in the aggregate amount of $1,185,000 made by Mr. Bonmati to the
     Company since January 2003. Includes 12,679,499 shares of Common Stock held of record by Bones, L.L.C., and warrants to purchase up to 25,000 shares of
     Common Stock issued in connection with a loan in the amount of $25,000 made by Bones, L.L.C. to the Company in January 2005. Mr. Bonmati may be deemed to be a beneficial owner due to his relationship with such entity. Mr.
     Bonmati is a managing member of Bones, L.L.C. Such beneficial ownership is disclaimed by Mr. Bonmati, except to the extent of his proportionate interest in such entities. Also includes 1,159,931 shares of Common Stock held by Mr. Bonmati's wife, as a trustee for their children and warrants to purchase up to 10,000 shares of Common Stock issued in connection with a loan in the amount of $10,000 made by The

     Chrystele Bonmati Trust to the Company in June 2004, with respect to which
     Mr. Bonmati disclaims beneficial ownership. Includes 10,000 shares of
     Common Stock held by Mr. Bonmati's granddaughter, with respect to which Mr.
     Bonmati disclaims beneficial ownership.

(3)  Includes 4,000,000 shares of Common Stock held directly by Psilos Group
     Partners II SBIC, L.P. Includes 67,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005 held by Albert S. Waxman. Also includes warrants to purchase up to 50,000 shares of Common Stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to the Company in May 2004. Dr. Waxman is a managing member of Psilos Group Partners II SBIC, L.P. Such beneficial ownership is disclaimed by Psilos Group Partners II SBIC, L.P., except to the extent of their proportionate economic interest in such member.

(4)  Includes 67,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005. Includes warrants to purchase up to 50,000 shares of Common Stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to the Company in May 2004. Includes
     4,000,000 shares of Common Stock held directly by Psilos Group Partners II
     SBIC, L.P. Dr. Waxman is a managing member of Psilos Group Partners II
     SBIC, L.P. Such beneficial ownership is disclaimed by Dr. Waxman, except to the extent of his proportionate economic interest in such entity.

(5)  Includes 217,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005. Also includes warrants to purchase up to 500,000 shares of Common Stock, in connection with loans in the aggregate amount of $500,000 made by Mr. Huber to the Company since
     January 2003. Also includes warrants to purchase up to 50,000 shares of
     Common Stock, in connection with the renewal for one year of his $50,000 promissory note dated September 18, 2003.

(6)  Includes 76,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005. Includes a warrant to purchase up to 220,000 shares of Common Stock in connection with loans in the aggregate amount of $150,000 made by an entity affiliated with Mr. Koenig to the Company since January 2003. Such beneficial ownership is disclaimed by Mr. Koenig, except to the extent of his proportionate interest in such entity. Includes 50,000 shares of Common Stock with respect to which Mr.
     Koenig disclaims beneficial ownership. Also includes a warrant to purchase up to 240,000 shares of Common Stock in connection with services rendered with regard to the asset sale to CooperSurgical Acquisition Corp. as more fully described in the Company's Form 8-K filed with the SEC on April 15,
     2002.

(7)  Includes 67,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005. Also includes warrants to purchase up to 75,000 shares of Common Stock, in connection with loans in the aggregate amount of $120,000 made by Dr. Neusy to the Company since
     January 2003.

(8)  Includes 12,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 11, 2005. Includes warrant to purchase up to 50,000 shares of Common Stock issued in connection with a loan in the amount of $50,000 made by Mr. Orr to the Company in April 2004.

For the purposes of the foregoing table, the business address of each director and executive officer referenced above is c/o Orthometrix, Inc., 106 Corporate
Park Drive, Suite 102, White Plains, New York 10604.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by, or awarded to, the Company's President (who also functions as the Company's chief executive officer) during fiscal year 2004:



                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                           ANNUAL COMPENSATION     SECURITIES
                                           -------------------     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)    BONUS($)  OPTIONS (#)(1)  COMPENSATION($)(2)
---------------------------        ----   --------     --------  --------------  ------------------

  Reynald G. Bonmati ............  2004    458,004            0      675,000           5,582
    Chairman of the Board,         2003    445,311            0      180,000           3,115
    President and Treasurer        2002    447,203      100,000      430,000           3,205


---------------
(1)  Represents shares of Common Stock issuable upon exercise of options granted to the named executive officer.

(2)  Represents life insurance and long-term disability premiums paid by the
     Company, and also includes $4,000, $2,700, and $2,750, respectively of
     Company contributions to his 401(k) plan.

EMPLOYMENT AGREEMENT

     On December 19, 2003, the Company renewed its May 1, 1998 Employment
Agreement with Reynald G. Bonmati, Chairman of the Board, President, Treasurer
and a director of the Company. The term of his Employment Agreement now extends to December 31, 2006. Under his initial Employment Agreement dated May 1, 1998,
Mr. Bonmati was awarded an annual base salary comprised of $400,000 plus all costs related to the use of an automobile, including insurance, maintenance, repair, licenses and any applicable state or local income tax liabilities related thereto. His annual base salary is subject to annual adjustments to reflect cost of living increases in the Consumer Price Index for the New
York-Northwestern New Jersey area. It may also be increased upon annual review by, and upon the discretion of, the Compensation Committee. Mr. Bonmati is also entitled to an annual bonus payment equal to 5% of the Company's annual income before taxes, payable within 30 days after the release of the Company's audited financial statements for such year. No bonus was payable under the Employment
Agreement with respect to any fiscal year, including fiscal year 2004. Following the end of each fiscal quarter during the term of the Employment Agreement, Mr.
Bonmati is to be granted options under the 1994 Plan to purchase up to 45,000 shares of Common Stock. Such options are to be granted two days after the
Company announces its earnings for such quarter. The exercise price will be the closing price on the date of grant, and the options will vest in four equal annual installments. The Company's obligation to grant such options is subject to sufficient shares being available for grant. If the Company terminates Mr.
Bonmati's employment during the term of the Employment Agreement other than for cause, all unvested options will be deemed vested, and all vested options will be exercisable at any time during the period ending on the first anniversary date of such termination.

OPTION GRANTS/EXERCISES IN FISCAL YEAR 2004

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2004 to the named executive officers.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------

                          Number of        Percentage of
                         Securities        Total Options
                         Underlying          Granted to        Exercise
                       Options Granted      Employees in         Price
                           (#)(1)         Fiscal Year (%)       ($/sh)     Expiration Date
                      ------------------  -----------------   -----------  ---------------

Name
----
Reynald G. Bonmati ...      495,000             47              0.055           01/01/09
                             45,000              4              0.120           03/29/09
                             45,000              4              0.200           05/19/09
                             45,000              4              0.100           08/02/09
                             45,000              4              0.300           11/16/09

Neil H. Koenig .......        5,000            0.5              0.170           06/10/14


---------------
(1)  All options granted to Mr. Bonmati were granted pursuant to our Amended and
     Restated 1994 Stock Option and Incentive Plan and all options granted to
     Mr. Koenig were granted pursuant to our Amended and Restated 2000
     Non-Employee Directors' and Consultants' Stock Option Plan. These options are incentive stock options, except those granted to Mr. Bonmati, which are non-qualified stock options. All options become exercisable on each anniversary following the date of grant in four equal installments.

The following tables set forth certain information concerning the exercise of options to purchase Common Stock by the named executive officers during fiscal year 2004 and the value at December 31, 2004 of unexercised options held by each of the named executive officers.

      AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND VALUE OF OPTIONS
                              AT DECEMBER 31, 2004



                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                            OPTIONS HELD AT FISCAL        MONEY (1) OPTIONS AT FISCAL
                             SHARES                               YEAR END (#)                  YEAR END ($)(2)
                           ACQUIRED ON       VALUE         ---------------------------   ----------------------------
         NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
         ----              ------------    ------------    -----------   -------------   -----------    -------------

Reynald G. Bonmati .......         0              0          1,570,000         575,000       153,502          39,334

Neil H. Koenig ...........         0              0             62,500          92,500         3,125           5,225


---------------
(1)  Options are "in-the-money" if the closing market price of the Common Stock exceeds the exercise price of the options.

(2)  The exercise prices of all but 45,000 options were less than $.26, the closing price of a share of Common Stock on December 31, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Company's Compensation Committee is composed of two independent, non-employee directors. The Compensation Committee and the Board of
Directors believe that compensation must be competitive, but that it should be directly and materially linked to the Company's performance. The compensation program is designed to attract and retain executive talent, to motivate executives to maximize operating performance, to provide an opportunity to measure performance on an individual basis, as well as on an overall
Company-wide basis, and to link executive and stockholder interests through the grant of stock options.

     The key components of the Company's executive compensation program consist of salary, bonuses and stock options. The Compensation Committee's policy with respect to each of these elements, including the bases of the compensation awarded to Mr. Bonmati, the Company's President, are discussed below. Through this program, a very significant portion of the Company's executive compensation is linked to performance and the alignment of executive interests with those of stockholders. The long-term compensation of all Company executive officers consists of stock options; the short term compensation consists of base salary and, in certain cases, bonuses.

     BASE SALARY. The Company has established base salary levels based upon competitive market pay rates, each executive's role in the Company and each executive's performance over time (including, where relevant, an executive's performance prior to joining the Company). Base salaries for executives are reviewed annually based on a variety of factors, including individual performance, market salary levels for comparable positions within comparable companies and the Company's overall financial results, and may be adjusted to reflect such factors.

     BONUSES. At the end of each year, bonuses for executive officers may be recommended by the Company and reviewed and approved by the Compensation
Committee. Any such bonuses will be payable out of a bonus pool determined by the Board of Directors or the Compensation Committee, and will be determined by measuring such officer's performance, the performance of the operations for which such officer has primary responsibility and the Company's overall performance against target performance levels to be established by the
Compensation Committee. No bonuses were granted for fiscal year 2004.

     STOCK OPTIONS. The Compensation Committee believes that aligning management's interests with those of stockholders is an important element of the
Company's executive compensation plan. Stock options align the interests of employees and stockholders by providing value to the executive officers through stock price appreciation only. At December 31, 2004, options to purchase an aggregate of 2,582,500 shares of Common Stock were outstanding under our Amended and Restated 1994 Stock Option and Incentive Plan. Options to purchase an aggregate of 850,000 shares of Common Stock were also outstanding under our
Amended and Restated 2000 Non-Employee Directors' and Consultants' Stock Option
Plan. In all cases, the exercise prices of these options are not less than the fair market value of the Common Stock on the grant dates.

     Future awards of stock options will be made periodically at the discretion of the Compensation Committee, in certain cases, based upon recommendations of the Company's President. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the individual's position and level of responsibility within the Company, and the overall performance of the Company, including its historic financial success and its future prospects.
The Company believes that stock options are the single most important element in providing incentives for management performance and intends to continue to award significant amounts of stock options to officers and key employees.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Effective December 19, 2003,
the Company renewed its May 1, 1998 Employment Agreement with Mr. Bonmati described above (see "Executive Compensation-Employment Agreements"). The
Compensation Committee believes that it is critically important for the Company to demonstrate to third parties with whom the Company transacts business (e.g., potential customers and potential sources of financing), Mr. Bonmati's firm commitment to the Company for the long term. Mr. Bonmati's annual base salary for fiscal year 2004 was $458,004 and his Employment Agreement remained unchanged for fiscal year 2004. No bonus was awarded to Mr. Bonmati for fiscal year 2004.

                                               COMPENSATION COMMITTEE:

                                               Michael W. Huber
                                               Andre-Jacques Neusy

                             AUDIT COMMITTEE REPORT

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditor is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee reviewed and discussed the audited financial statements with Company management, Imowitz Koenig (the Company's independent auditors until September 2002) and Radin, Glass (the Company's independent auditors since September 2002). Specifically, the Audit Committee has discussed with Imowitz Koenig and Radin, Glass matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380).

     The Audit Committee received from Imowitz Koenig and Radin, Glass the written disclosures and the letter required by Independence Standards Board
Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with each of Imowitz Koenig and Radin, Glass the issue of its independence from the Company.

     Based on the Audit Committee's review of the audited financial statements and its discussions with both management and Radin, Glass noted above, the Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the
fiscal year ended December 31, 2004.

                                                  AUDIT COMMITTEE:

                                                  Michael W. Huber
                                                  William Orr

STOCK PERFORMANCE GRAPH

     The following graph compares, from August 2, 1995 (the date that the
Company's Common Stock began trading on The NASDAQ National Market following its initial public offering) through December 31, 2004, the percentage change in the
Common Stock to the cumulative total return of the NASDAQ Composite Index
(NASDAQ Composite) and the S&P Mid Cap Health Care Index (Mid Cap Health Care).
The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends. From August 2,
1995 to September 23, 1998, the Common Stock was traded on the NASDAQ National
Market. The Common Stock has been quoted on the OTC Bulletin Board since
September 23, 1998.



                             As of                                         As of December 31,
                           August 2,    -------------------------------------------------------------------------------------------
                             1995        1995     1996      1997      1998      1999     2000     2001     2002      2003     2004
                           ---------    ------   ------    ------    ------    ------   ------   ------   ------    ------   ------

Orthometrix, Inc.           $  100      $  221   $   96    $  107    $    3    $    8   $    1   $    1   $    1    $    1   $    4
NASDAQ Composite               100         106      130       159       224       413      251      198      136       204      222
S&P Mid Cap Health Care        100         122      113       123       158       161      247      234      185       210      210


                               [LINECHART OMITTED]

     The performance of the Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The performance graph which appears above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of
Common Stock and other equity securities of the Company. Such directors, executive officers and ten-percent stockholders are also required to furnish the
Company with copies of all such filed reports.

     Based solely upon the review of the copies of such reports furnished to the
Company and written representations that no other reports were required during the 2004 fiscal year, the Company believes that one report of a change in ownership related to the one transaction of the conversion of promissory notes into shares of Common Stock, effective in January 2005, was not timely filed by each director of the Company: Reynald G. Bonmati, Michael W. Huber, Neil H.
Koenig, Andre-Jacques Neusy, and Albert S. Waxman. All other required reports were filed on a timely basis.

                            CERTAIN RELATIONSHIPS AND
                           RELATED PARTY TRANSACTIONS

     In December 2003, the Company granted Neil H. Koenig, an officer of the
Company, warrants to purchase up to 240,000 shares of common stock at $0.05 per share as compensation for consulting services rendered. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $11,665. The value of the warrants was recorded as consulting expense and as additional paid-in-capital.

     In January 2004, the Company granted Michael W. Huber, a director of the
Company, a warrant to purchase up to 50,000 shares of Common Stock at $0.05 per share in connection with the renewal for one year of an expired note. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $3,415. The value of the warrants was recorded as interest expense and as additional paid-in capital.

     For all of the promissory notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it (i) receives at least $1,000,000 to $5,000,000 from an equity financing or
(ii) sells substantially all of its assets. In addition, for the $500,000 of notes issued from August 2003 through November 2003, the Company was obligated to repay to the noteholders per the terms of the note, who elected to do so, the principal amount within 10 days upon the Company receiving the remaining
$500,000 from the Asset Sale, which was released by Cooper to the Company on
January 30, 2004. In February 2004, $350,000 of the borrowings were repaid to
Michael W. Huber ($150,000), Reynald G. Bonmati ($120,000), Neil H. Koenig
($30,000), James Baker ($25,000), and The Arthur A. Rossler Trust ($25,000),
directors, officers and affiliates of the Company, from the $500,000 of sale proceeds received from Cooper. As additional consideration, the Company granted the note holders five-year warrants to purchase up to 1,360,000 shares of common stock at $0.05 per share.

     In November 2004, the Company granted a consultant warrants to purchase up to 75,000 shares of Common Stock at $0.36 per share for consulting services in lieu of his monthly retainer. The value of the warrants were based on the application of the Black-Scholes option pricing model valued at $23,670. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

     In December 2004, the Company granted Neil H. Koenig, an officer, 317,000 shares of common stock at $0.26 per share for services rendered. The value of the stock was based on a 20% discount valued at $65,937. The value of the stock was recorded as consulting expense, common stock, and additional paid-in capital.

     In December 2004, the Board of Directors authorized the Company to offer to the holders of certain promissory notes issued by the Company the right to convert such notes into shares of Common Stock. Holders of such notes elected to convert $1,545,000 of notes (the "Total Conversion Amount") into 5,492,995 shares of Common Stock, effective January 2005. Of the Total Conversion Amount,
$1,300,000 were notes held by Michael W. Huber ($350,000), Neil H. Koenig
($120,000), Reynald G. Bonmati ($660,000), Andre-Jacques Neusy (120,000), Albert
S. Waxman ($50,000), officers and directors of the Company. The notes that were converted did not have a beneficial conversion feature.

     On February 25, 2005, the Company entered into a Securities Purchase
Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 shares of Common Stock for an aggregate purchase price of $650,000 to Rock Creek Investment Partners, L.P.

     On March 3, 2005 the Company entered into a Securities Purchase Agreement with Psilos Group Partners II SBIC L.P and Reynald Bonmati. Pursuant to such agreement, the Company sold 4,000,000 shares of Common Stock for a purchase price of $1,000,000 to Psilos Group Partners II SBIC L.P., of which Dr. Waxman
(one of our directors) is Senior Managing Member, and sold 400,000 shares of
Common Stock, for a purchase price of $100,000 to Reynald G. Bonmati, an officer and director of the company. The $100,000 purchase price was deemed paid by Mr.
Bonmati as a result of the cancellation of the aggregate amount of $100,000 of promissory notes issued by the Company in favor of Mr. Bonmati.

     On March 4, 2005, the Company repaid the remaining $500,000 loan balance to
Reynald G. Bonmati ($305,000), William Orr ($50,000), David E. Baines ($50,000),
Ralph G Theodore and Ellen H Theodore JTWROS ($25,000), John Utzinger ($20,000),
and Farooq Kathwari ($50,000), officers, directors, and affiliates of the
Company.

     On March 11, 2005, the Company granted to a consultant a warrant to purchase up to 500,000 shares of Common Stock at $0.33 per share in consideration for the assistance with the financial structuring of the Company.
The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at$144,600. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

                                   PROPOSAL 2

 AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

     On April 1, 2005, the Board of Directors of the Company approved an amendment to Article 4 of the Company's Articles of Incorporation to effectuate an increase in the number of authorized shares of Common Stock to 75 million from 45 million.

     The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock. As of May 16, 2005, there will be 42,952,368 shares of Common
Stock issued and outstanding and 7,777,500 shares of Common Stock reserved for issuance pursuant to the exercise of stock options and warrants.

     On February 25, 2005, the Company entered into a Securities Purchase
Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 shares of Common Stock for an aggregate purchase price of $650,000 to Rock Creek Investment Partners, L.P. In connection with such agreement, Reynald G. Bonmati, our President, agreed to vote in favor of a proposal considered and voted upon at the 2005 Annual Meeting of the Company's stockholders to increase the number of shares of Common Stock which the Company shall have the authority to issue in order to ensure that the authorized capital stock of the Company covers all of the shares of Common Stock purchased by Rock
Creek Investment Partners, L.P. and the shares of Common Stock that are issuable upon the exercise of outstanding options and warrants granted or issued by the
Company.

     On March 3, 2005 the Company entered into a Securities Purchase Agreement with Mr. Bonmati and Psilos Group Partners II SBIC, L.P., an entity of which Dr.
Waxman, one of our directors, is a Senior Managing Member. Pursuant to such agreement, the Company sold 4,000,000 shares of Common Stock for a purchase price of $1,000,000 to Psilos Group Partners II SBIC, L.P. and sold 400,000 shares of Common Stock, for a purchase price of $100,000 to Reynald G. Bonmati, an officer and director of the Company. In connection with such agreement, the
Company agreed to solicit stockholder approval at the 2005 Annual Meeting of the
Company's stockholders in order to ensure that the authorized capital stock of the Company covers all of the shares purchased by Psilos Group Partners II SBIC,
L.P. and Mr. Bonmati and the shares of Common Stock that are issuable upon the exercise of outstanding options and warrants granted or issued by the Company.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the Company's future needs.
The additional shares will be available for issuance from time to time by the
Company at the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 45 million to 75 million. This step is necessary, in the judgment of the Board of Directors, to raise additional capital, to carry out the Company's business objectives, and, as a result of the
Psilos Group Partners II SBIC, L.P., the Rock Creek Investment Partners, L.P.,
and Reynald G. Bonmati's stock purchase transactions, to ensure that all of the shares issued upon exercise of options and warrants are covered.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

     This Proxy Statement incorporates by reference our Form 10-K for the fiscal year ended December 31, 2004, a copy of which is set forth as Appendix D to this
Proxy Statement and which contains important information about us and our financial condition that is not included in this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the outstanding shares of Common
Stock is required to amend Article 4 of the Company's Articles of Incorporation to effectuate an increase in the number of authorized shares of Common Stock from 45 million to 75 million. If approved by the stockholders, the proposed amendment to the Certificate of Incorporation will be affective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware.

     In connection with the Rock Creek Investment Partners, L.P. Stock Purchase
Agreement, Mr. Bonmati has agreed to vote all of the shares that he controls in favor of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE AMENDMENT OF ARTICLE 4 OF THE COMPANY'S ARTICLES OF INCORPORATION TO
EFFECTUATE AN INCREASE IN THE AUTHORIZED COMMON STOCK FROM 45 MILLION SHARES TO
75 MILLION SHARES.

                                   PROPOSAL 3

    AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1994 STOCK OPTION AND
  INCENTIVE PLAN FOR EMPLOYEES OF THE CORPORATION AND THE AMENDED AND RESTATED
   2000 NON-EMPLOYEE DIRECTORS' AND CONSULTANTS' STOCK OPTION PLAN TO INCREASE
           THE AUTHORIZED NUMBER OF SHARES RESERVED FOR STOCK OPTIONS

     On April 1, 2005, the Board of Directors of the Company approved a proposed amendment to the Amended and Restated 1994 Stock Option and Incentive Plan for
Employees of the Corporation and the Amended and Restated 2000 Non-Employee
Directors' and Consultants' Stock Option Plan to effectuate an increase in the authorized number of shares reserved for stock options from 3 million to 5 million and from 1 million to 1.5 million, respectively.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares reserved for stock options in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, aligning management's interests with those of stockholders by providing value to the executive officers, employees, consultants, and non-employee directors through stock price appreciation only. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares reserved for stock options. This step is necessary, in the judgment of the Board of Directors, in order to provide incentives for management, consultants and non-employee's performance.

     On May 11, 2005, the Amended and Restated 1994 Stock Option and Incentive
Plan for Employees of the Corporation and the Amended and Restated 2000
Non-Employee Directors' and Consultants' Stock Option Plan had available for grant, subject to shareholder approval of Proposal 3, 1,880,000 and 475,000 options of Common Stock, respectively.

SUMMARY OF THE AMENDED AND RESTATED 1994 STOCK OPTION AND INCENTIVE PLAN FOR
EMPLOYEES OF THE COMPANY

     The purpose of the Amended and Restated 1994 Stock Option and Incentive
Plan for Employees of the Company (the "1994 Plan") is to secure for the Company and its stockholders the benefits arising from capital stock ownership by key employees of the Company who are expected to contribute to the Company's future growth and success.

     Under the terms of the 1994 Plan, the Company may issue incentive stock options or non-qualified stock options. Incentive stock options qualify under the meaning of Section 422(c)(8) of the Internal Revenue Code and are not
taxable upon the exercise of the option. Non-qualified stock options do not qualify as an incentive stock option under Section 422(c)(8) of the code and are taxable when exercised. The Company may grant cash payment elections in connection with the exercising of non-qualified options. A cash payment election shall entitle the optionee, simultaneously with a purchase of shares upon exercise of a portion of a non-qualified option, to surrender for cash an additional unexercised (but then exercisable) portion of the non-qualified option covering, at the optionee's election, a number of shares no greater than the number of shares being purchased upon exercise.

     The 1994 Plan is administered by the Board of Directors. The Board of
Directors may, at any time, grant options to officers and other key employees of the Company as it may select. As of May 11, 2005, there were 2 officers and approximately 6 other employees who were eligible to participate in the 1994
Plan.

     This amendment to the 1994 Plan shall become effective immediately on the date of its approval by the Company's stockholders. Pending stockholder approval of this amendment, the aggregate number of shares of common stock from which options may be granted under the 1994 Plan is 5,000,000 shares. A copy of the existing plan is set forth as Appendix B to this Proxy Statement.

SUMMARY OF THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS' AND
CONSULTANTS' STOCK OPTION PLAN

     The purpose of the Amended and Restated 2000 Non-Employee Directors' and
Consultants' Stock Option Plan (the "2000 Plan") is to secure for the Company and its stockholders the benefits arising from capital stock ownership by non-employee directors and consultants of the Company who are expected to contribute to the Company's future growth and success.

     Under the terms of the 2000 Plan, the Company may issue incentive stock options or non-qualified stock options. Incentive stock options qualify under the meaning of Section 422(c)(8) of the Internal Revenue Code and are not
taxable upon the exercise of the option. Non-qualified options do not qualify as an incentive stock option under Section 422(c)(8) of the code and are taxable when exercised. Each non-employee director receives options to acquire 50,000 shares of Common Stock on the date of the director's first election to the Board of Directors. A grant to acquire an additional 5,000 shares is effective on the date of the director's reelection to the Board of Directors. The Company may grant cash payment elections in connection with the exercising of non-qualified options. A cash payment election shall entitle the optionee, simultaneously with a purchase of shares upon exercise of a portion of a non-qualified option, to surrender for cash an additional unexercised (but then exercisable) portion of the non-qualified option covering, at the optionee's election, a number of shares no greater than the number of shares being purchased upon exercise.

     The 2000 Plan is administered by the Board of Directors. The Board of
Directors may, at any time, grant options to non-employee directors or consultants of the Company as it may select.

     This amendment to the 2000 Plan shall become effective immediately on the date of its approval by the Company's stockholders. Pending stockholder approval of this amendment, the aggregate number of shares of common stock from which options may be granted under the 2000 Plan is 1,500,000 shares. A copy of the existing plan is set forth as Appendix C to this Proxy Statement.

VOTE REQUIRED FOR APPROVAL

     Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxies at the Annual Meeting is required to amend the Company's
Amended and Restated 1994 Stock Option and Incentive Plan for Employees of the
Corporation and the Amended and Restated 2000 Non-Employee Directors' and
Consultants' Stock Option Plan to effectuate an increase in the authorized common stock from 3 million shares to 5 million shares and 1 million shares to
1.5 million shares, respectively.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE AMENDMENT OF THE COMPANY'S 1994 AMENDED AND RESTATED STOCK OPTION PLAN FOR
EMPLOYEES OF THE CORPORATION AND THE AMENDED AND RESTATED 2000 NON-EMPLOYEE
DIRECTORS' AND CONSULTANTS' STOCK OPTION PLAN TO EFFECTUATE AN INCREASE IN THE
AUTHORIZED NUMBER OF SHARES RESERVED FOR STOCK OPTIONS FROM 3 MILLION TO 5
MILLION AND FROM 1 MILLION TO 1.5 MILLION, RESPECTIVELY.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Radin, Glass & Co., LLP
("Radin, Glass") as independent public accountants to examine the Company's financial statements for the fiscal year ending December 31, 2005.
Representatives of Radin, Glass are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

     The reports of Radin, Glass on the financial statements of the Company for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion other than raising substantial doubt about the
Company's ability to continue as a going concern and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles for the years then ended.

     The Company has not consulted with Radin, Glass during the previous two fiscal years and the interim periods to date on any matters which were the subject of any disagreement or with respect to any "reportable event" as that term is defined in Item 304 of Regulation S-B or the type of audit opinion that might be rendered on the Company's financial statements.

     Fees for services provided by Radin, Glass for fiscal years ended December
31, 2004 and 2003 were as follows:

     1.   Audit Fees - The aggregate fees for the years ended December 31, 2004 and 2003 for professional services rendered by Radin, Glass for the audit of annual financial statements and review of financial statements included in any Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements are approximately $30,250 and $28,500, respectively.

     2.   Audit-Related Fees - The Company did not pay any audit-related fees during the years ended December 31, 2004 and 2003 that are not reported under paragraph 1 above.

     3.   Tax Fees - The Company did not pay any fees during the years ended
          December 31, 2004 and 2003 for professional services rendered by the principal accountant for tax compliance, tax advice or tax planning.

     4.   All Other Fees - The Company did not pay any other fees during the years ended December 31, 2004 and 2003 other than those reported in paragraph 1 above.

     All audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee. 100% of the hours expended on Radin,
Glass's engagement to audit the Company's financial statements were performed by
Radin, Glass's full-time, permanent employees.

     All audit and non-audit services that may be provided by Radin, Glass to the Company shall require approval by the Audit Committee. Further, Radin, Glass shall not provide those services to the Company specifically prohibited by the
SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Oversight
Board determines, by regulation, is impermissible.

VOTE REQUIRED FOR APPROVAL

     Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxies at the Annual Meeting is required to ratify the appointment of the Company's independent accountants.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF RADIN, GLASS & CO., LLP AS
INDEPENDENT ACCOUNTANTS TO EXAMINE THE COMPANY'S FINANCIAL STATEMENTS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2005.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the
Exchange Act, the Company hereby notifies its stockholders that it did not receive on or before January 5, 2005 proper notice of any other proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, all proxies received in respect of the Annual Meeting will be voted in the discretion of the Company's management on any matters which may properly come before the Annual Meeting.

     Any proposal to be presented by a stockholder at the Company's 2006 Annual
Meeting of Stockholders must be received in writing by the Company no later than
January 15, 2006, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

     The Company further notifies its stockholders that if the Company does not receive notice by January 15, 2006 of a proposed matter to be submitted to stockholders at the 2006 Annual Meeting of Stockholders, then any proxies held by members of the Company's management in respect of such meeting may be voted in the discretion of such management members on such matter if it shall properly come before such meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such meeting.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

     This Proxy Statement incorporates by reference our Form 10-K for the fiscal year ended December 31, 2004, a copy of which is set forth as Appendix D to this
Proxy Statement and which contains important information about us and our financial condition that is not included in this Proxy Statement.

                                  OTHER MATTERS

     The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Should any other matter properly come before the Annual
Meeting, however, it is the intention of the persons named in the form of proxy accompanying this Proxy Statement to vote all shares represented by proxies in accordance with their judgment on such matters.

                                              By Order of the Board of Directors

                                              /s/ Neil H. Koenig
                                              ----------------------------
                                              Neil H. Koenig
                                              Secretary

Dated: May 16, 2005

                                                                      APPENDIX A

                                ORTHOMETRIX, INC.

                            106 Corporate Park Drive
                                    Suite 102
                             White Plains, NY 10604

                             AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of
Directors (the Board) of Orthometrix, Inc. (the Company). The Audit Committee of
the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

RESPONSIBILITIES

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below.

     The Committee shall be responsible for:

     o    Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company.
          Such auditors are ultimately accountable to the Board and the
          Committee, as representatives of the shareholders.

     o    Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     o    Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the
          Company, consistent with Independence Standards Board Standard Number
          1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     o    Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of
          Auditing Standards No. 61 and consideration of the quality of the
          Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the
          Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the
          Company's Annual Report on Form 10-K.

     o    Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange
          Commission.

     o    Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     o    Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the
          Company's Quarterly Report on Form 10-Q (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the
          Committee chair in person or by telephone.)

     o    Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     o    Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the
Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                                                                      APPENDIX B

            AMENDED AND RESTATED 1994 EMPLOYEES' STOCK OPTION PLAN OF

                                ORTHOMETRIX, INC.
                                -----------------

     1.   DEFINITIONS.

     "Board of Directors" shall mean the Board of Directors of the Corporation as constituted from time to time or a committee of the Board of Directors to which responsibility for the administration of the Plan has been delegated.

     "Cancellation Notice" shall mean the notice given by the Corporation to an
Optionee pursuant to Section 14(b) hereof notifying him of the cancellation of his Option.

     "Cash Payment Election" shall mean the right described in Section 6 hereof of an Optionee to elect to receive cash upon exercise of an Option.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean shares of common stock of the Corporation, par value $0.0005 per share.

     "Corporation" shall mean ORTHOMETRIX, INC., a Delaware corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934.

     "Exercise Price per Share" with respect to an Option shall mean the price, as set forth in the Optionee's Option Agreement and as determined by the Board of Directors, at which the Optionee may exercise such Option; provided, however, that in the case of an Incentive Stock Option, the Exercise Price per share shall not be less than 100% of the Fair Market Value per Share at the time such
Option is granted (110% of Fair Market Value per Share in the case of an
Incentive Stock Option described in Section 15(b) hereof).

     "Fair Market Value per Share" at any particular Date shall mean the fair value of a share of Common Stock as determined in good faith by the Board of
Directors. In the case of an Incentive Stock Option, such determination shall be made consistent with Section 422(c)(8) of the Code.

     "Incentive Stock Option" shall mean a stock option granted to an Optionee hereunder which qualifies as an "incentive stock option" within the meaning of
Section 422 of the code.

     "Non-qualified Stock Option" shall mean a stock option granted to an
Optionee hereunder which does not qualify as an "incentive stock option" under
Section 422 of the Code.

     "Option" shall mean either an Incentive Stock Option or a Non-qualified
Stock Option.

     "Option Agreement" shall mean the agreement between the Corporation and an
Optionee evidencing the grant of an Option pursuant to the Plan and setting forth the terms and conditions of the Option.

     "Optionee" shall mean a person to whom an Option has been granted pursuant to the Plan.

     "Plan" shall mean this 1994 Stock Option Plan of the Corporation, as amended and restated from time to time.

     "Shares" shall mean the shares of Common Stock which may be issued pursuant to the Plan.

     2.   PURPOSE OF THE PLAN.

     The purpose of the Plan is to secure for the Corporation and its shareholders the benefits arising from capital stock ownership by key employees of the Corporation who are expected to contribute to the Corporations' future growth and success.

     3.   ADMINISTRATION.

     The Plan shall be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options and Cash Payment Elections shall be granted and the number of shares to be subject to each Option and Cash Payment Election. In making such determinations the Board of Directors may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Corporation's success and such other factors as the Board of Directors, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, determinations concerning Options granted to any director or officer shall be made by a committee of the Board, all of whose members are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act.

     4.   NUMBER OF SHARES.

     The aggregate number of Shares for which Options may be granted under the
Plan is 3,000,000 Shares, subject to adjustment in accordance with Section 11 hereof. Shares covered by the unexercised portions of any terminated or canceled
Options shall be available to become subject to Options granted thereafter.
Shares subject to the portions of Options which are surrendered in connection with the exercise by Optionees of Cash Payment Elections shall not be available to become subject to Options granted thereafter. Upon the exercise of an Option, the number of shares with respect to which the Option may thereafter be exercised by the Optionee shall no longer include the sum of the Shares purchased upon exercise plus the Shares, if any, covered by a Cash Payment
Election upon such exercise.

     5.   GRANT OF OPTIONS.

     The Board of Directors may, at any time, grant Options to such officers and other key employees and consultants of the Corporation as the Board of Directors may select. Such Options shall cover such number of Shares as the Board of
Directors shall designate, subject to the other provisions of the Plan.

     Each grant of an Option shall be evidenced by an Option Agreement between the Optionee and the Corporation. Each Option Agreement shall specify the number of Shares covered by such Option and the Exercise Price per Share. The Option
Agreement shall also contain such terms and conditions not inconsistent with the
Plan as the Board of Directors in

sole discretion shall deem appropriate (which terms and conditions need not be the same in each Option Agreement and may be changed from time to time). Each
Option Agreement may require as conditions of exercise that the Optionee provide such investment representations with respect to, and enter into such agreements concerning the sale and transfer of, the Shares received by the Optionee upon exercise, as the Board of Directors shall deem appropriate. Each Option
Agreement for a Non-qualified Option shall provide for the withholding of income taxes and employment taxes that the Corporation determined it is required to withhold upon the exercise of an Option.

     6.   CASH PAYMENT ELECTION.

     (a) In connection with any Non-qualified Option, the Board of Directors may grant cash Payment Elections to such Optionee as the Board of Directors may select, either at the time such Non-qualified Option is granted or thereafter at any time prior to the exercise of termination of such Non-qualified Option. The terms and conditions regarding each Cash Payment Election shall be evidenced in the Option Agreement, or an amendment thereto if granted subsequent to issuance of a Non-qualified Option.

     (b) A Cash Payment Election shall entitle the Optionee, simultaneously with a purchase of Shares upon exercise of a portion of a Non-qualified Option, to surrender for cash an additional unexercised (but then exercisable) portion of the Non-qualified Option covering, at the Optionee's election, a number of
Shares no greater than the number of Shares being purchased upon such exercise.
Subject to any applicable tax withholding, in exchange for the unexercised portion of the Non-qualified Option so surrendered, the Corporation shall pay to the Optionee a cash amount equal to the product of (i) the excess of (A) the
Fair Market Value per Share on the Date the Non-qualified Option is exercised over (B) the Exercise Price per Share, times (ii) the number of Shares with respect to which the Cash Payment Election is made.

     7.   TERM OF OPTION.

     Each Option Agreement shall specify the Date or Dates on which the Option granted thereunder may be exercised. Each Option Agreement may provide for exercise of the Option in installments on such terms and conditions as the Board of Directors may determine. The period of each Option shall be fixed by the
Board of Directors but in no case shall exceed ten (10) years (five (5) years if the Optionee is an owner described in Section 15(b)) after the Date an Incentive
Stock Option is granted or ten (10) years and one (1) month after the Date a
Non-qualified Option is granted.

     8.   NON-TRANSFERABILITY OF OPTION RIGHTS.

     Options and Cash Payment Elections shall not be transferable except by will or the laws of descent and distribution. During the lifetime of a Optionee, each
Optionee's Options and Cash Payment Elections shall be exercisable only by the
Optionee.

     9.   EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

     (a) Except as otherwise determined by the Board of Directors, upon the termination of employment of any Optionee (for any reason other than death), all rights under any Option held by such Optionee shall cease; provided, however, that the Option Agreement may provide that the rights which were immediately exercisable by the Optionee at the Date of

such termination of employment may be exercised by the Optionee subject to such conditions, provisions or limitations as may be set forth in the Option agreement, during a period not exceeding three (3) months after the Date of such termination, but in on case after the Date on which the Option otherwise would have expired but for the Optionee's termination of employment.

     (b) Except as otherwise determined by the Board of Directors, upon the termination of employment of any Optionee by reason of his death, or on the death of any Optionee within three (3) months following the termination of his employment, if during such period the Optionee was entitled pursuant to the express terms of an Option Agreement to exercise his rights under such Option
Agreement, all rights under any Option held by such Optionee shall cease;
provided, however, that the Option Agreement may provide that the rights which were immediately exercisable by the Optionee at the Date of his death may be exercised by legal representatives or beneficiaries of the Optionee during the period specified in the Option Agreement, non exceeding one (1) year after the
Date of the Optionee's death, but in no case after the Date on which the Option otherwise would have expired but for the Optionee's termination of employment.

     10.  EXERCISE AND WITHHOLDING.

     (a) The purchase price of the Shares as to which an Option shall be exercised plus any required Federal income tax or other withholding amount shall be paid in cash or by certified check, provided that, the Board of Directors shall have discretion in connection with any exercise of an Option to allow the
Optionees to pay all or a portion of the aggregate exercise price of all Options being exercised plus applicable withholding amounts by transferring to the
Corporation previously acquired Shares having an aggregate fair market value equal to such amount, or portion thereof. The Corporation shall not be required to deliver certificates for such Shares until such payment has been made.

     (b) The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom.

     (c) Subject to the prior approval of the Board of Directors, the Optionee may satisfy all or a portion of the withholding tax obligation hereunder by having the Corporation withhold Shares having a Fair Market Value on the Date the amount to be withheld is to be determined (the "Tax Date") equal to the amount required by law to be withheld from such distribution. In lieu thereof, the Corporation shall have the right to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld.

     11.  STOCK DIVIDEND, MERGER, CONSOLIDATION, ETC.

     Each Option Agreement may contain such provisions concerning adjustments in the number or kind of Shares or other securities allocated to unexercised
Options granted prior to an in the event of one (1) or more stock dividends, stock splits, reorganizations, recapitalizations, combinations of shares, mergers, consolidations, or other changes in the corporate structure of stock of the Corporation, or any transaction involving the Corporation as the Board of
Directors may deem appropriate. Such adjustment shall be binding and conclusive for all purposes.

     12.  RIGHTS AS A SHAREHOLDER.

     An Optionee shall have no rights as a shareholder with respect to any
Shares covered by an Option until such Optionee shall have become the holder or record of any such Share.

     13.  DETERMINATIONS.

     Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Board of Directors, and each determination of Fair Market Value per Share shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the
Corporation and all Optionees, and their respective successors and assigns.

     14.  AMENDMENT, TERMINATION AND MODIFICATION OF THE PLAN AND AGREEMENTS.

     (a) The Board of Directors may alter, amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of Optionees to Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.

     (b) Notwithstanding the foregoing provisions of this Section 14, each
Option Agreement may provide that the Corporation shall have the right to terminate the rights of any Optionee to exercise any options, effective not less than thirty (30) days after receipt by the Optionee of a Cancellation Notice from the Corporation. The Corporation may issue a Cancellation Notice only in connection with (i) the sale of substantially all of the Corporation's assets, or (ii) a merger, consolidation or other corporate transaction in which the
Corporation would not be the surviving entity. The Cancellation Notice shall afford the Optionee the right to exercise all Options held by such Optionee with respect to all Shares covered thereby (even if they would not otherwise have become exercisable with respect to all such Shares at that time) during the period prior to the Date of termination.

     (c) Notwithstanding the foregoing provisions of this Section 14, each
Option Agreement may contain the consent of the Optionee to any amendment to the
Plan and Option Agreement which the Board of Directors, in its sole discretion and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of Options to comply with any applicable rules and regulations of the
Securities and Exchange Commission, including, without intending any limitation, any amendment which would exempt such exercise from the operation of Section 16 of the Securities Exchange Act of 1934.

     15.  INCENTIVE STOCK OPTIONS.

     Incentive Stock Options shall be specifically designated as Incentive Stock
Options and shall be subject to the following additional terms and conditions:

     (a) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective Date or Dates of grant and consistent with Section 422(c)(8) of the Code) of the Common Stock for which Incentive Stock Options (together with incentive stock options under any other stock option plans of the Corporation)
which are first exercisable in any one (1) calendar year shall not exceed the sum of $100,000. For purposes of the $100,000 limitation,

if an Option Agreement provides that the Option granted thereunder shall not be treated as an Incentive Stock Option, such Option shall be disregarded. The event that Section 422(b)(7) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph
(a) shall be automatically adjusted accordingly.

     (b) 10% SHAREHOLDER. If any Optionee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, then the following special provisions shall be applicable to the Incentive Stock Option granted to such Optionee;

     (i) The Exercise Price per Share of the Common Stock subject to such
Incentive Stock Option shall not be less than 110% of the Fair Market Value per
Share at the time of grant; and

     (ii) The Option exercise period shall not exceed five (5) years from the
Date of grant. Except as modified by the preceding provisions of this Section
15, all the provisions of the Plan shall be applicable to Incentive Stock
Options granted hereunder.

     16.  NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such
Optionee's employment by the corporation or interfere in any way with the right of the Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of such Option.

     17.  EFFECTIVE DATE.

     The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporations' shareholders.
If such shareholder approval is not obtained within twelve (12) months after the
Date of the Board's adoption of the Plan, any Incentive Stock Options previously granted under the Plan shall terminate, and no further Incentive Stock Options shall be granted. Subject to this limitation, options may be granted under the
Plan at any time after the effective Date and before the Date fixed for termination of the Plan.

     18.  COMPLIANCE.

     No share of Common Stock shall be issued hereunder unless counsel for the
Corporation shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. The Board of Directors may, in its discretion, require as a condition to the exercise of any Option that the Shares reserved or issuance upon the exercise of the Option has have been duly listed, upon official notice of issuance, by any securities exchange upon which such share are then listed, if any, and either that (a) a Registration Statement under the Securities Act of 1933, as amended, or any succeeding act, with respect to such shares is effective at the time of such exercise or (b) there is an exemption from registration under such Act for the issuance of shares upon such exercise.

     19.  GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the internal laws of the State of Delaware, the state where the Corporation maintains its principal office and operations and constructed in accordance therewith without giving effect to the principles of conflict of laws thereof.

                                                                      APPENDIX C

              AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS' AND
                        CONSULTANTS' STOCK OPTION PLAN OF

                                ORTHOMETRIX, INC.
                                -----------------

     1.   DEFINITIONS.

     "Board of Directors" shall mean the Board of Directors of the Corporation as constituted from time to time or a committee of the Board of Directors to which responsibility for the administration of the Plan has been delegated.

     "Cancellation Notice" shall mean the notice given by the Corporation to an
Optionee pursuant to Section 14(b) hereof notifying him of the cancellation of this Option.

     "Cash Payment Election" shall mean the right described in Section 6 hereof of an Optionee to elect to receive cash upon exercise of an Option.

     "Code" Shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean shares of common stock of the Corporation, par value $0.005 per share.

     "Corporation" shall mean ORTHOMETRIX, INC., a Delaware corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934.

     "Exercise Price per Share" with respect to an Option shall be the fair market value of such shares on the last trading day prior to the date of grant of such options.

     "Fair Market Value per Share" at any particular Date shall mean the fair value of a share of Common Stock as determined in good faith by the Board of
Directors. In the case of an Incentive Stock Option, such determination shall be made consistent with Section 422(c)(8) of the Code.

     "Incentive Stock Option" shall mean a stock option granted to an Optionee hereunder which qualifies as an "incentive stock option" within the meaning of
Section 422 of the Code.

     "Non-qualified Stock Option" shall mean a stock option granted to an
Optionee hereunder which does not qualify as an "incentive stock option" under
Section 422 of the Code.

     "Option" shall mean either an Incentive Stock Option or a Non-qualified
Stock Option.

     "Option Agreement" shall mean the agreement between the Corporation and an
Optionee evidencing the grant of an Option pursuant to the Plan and setting forth the terms and conditions of the Option.

     "Optionee" shall mean a person to whom an Option has been granted pursuant to the Plan.

     "Plan" shall mean this Amended and Restated 2000 Non-Employee Directors'
and Consultants' Stock Option Plan of the Corporation, as amended and restated
from time to time.

     "Shares" shall mean the shares of Common Stock which may be issued pursuant to the Plan.

     2.   PURPOSE OF THE PLAN.

     The purpose of the Plan is to secure for the Corporation and its shareholders the benefits arising from capital stock ownership by non-employee
Directors and Consultants of the Corporation who are expected to contribute to the Corporation's future growth and success.

     3.   ADMINISTRATION.

     The Plan shall be administered by the Board of Directors. Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan except that the approval of the stockholders is necessary to increase the total number of shares which may be issued or transferred under the plan and to change the minimum purchase price for shares subject to option. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, determinations concerning Options granted to any director or officer shall be made by a committee of the Board, all of whose members are "disinterested persons" within the meaning of Rule
16b-3 under the Exchange Act.

     4.   NUMBER SHARES.

     The aggregate number of Shares for which Options may be granted under the
Plan is 1,000,000 Shares, subject to adjustment in accordance with Section 11 hereof. Shares covered by the unexercised portions of any terminated or canceled
Options shall be available to become subject to Options granted thereafter.
Shares subject to the portions of Options which are surrendered in connection with the exercise by Optionees of Cash Payment Elections shall not be available to become subject to Options granted thereafter. Upon the exercise of an Option, the number of shares with respect to which the Option may thereafter be exercised by the Optionee shall no longer include the sum of the Shares purchased upon exercise plus the Shares, if any, covered by a Cash Payment
Election upon such exercise.

     5.   GRANT OF OPTIONS.

     Each non-employee Director was granted options under this plan for 50,000 shares on June 2, 1999, subject to shareholder approval, for services rendered during 1999. Any person who is elected a non-employee Director will be granted options under this plan for 50,000 Shares as of the date of first election.
Options for an additional 5,000 shares of Common Stock will be automatically granted under the Plan to each person who is re-elected a non-employee Director on the date of the Annual Meeting of Shareholders of the Company in each of the years 2000and beyond.

     Each grant of an Option shall be evidenced by an Option Agreement between the Optionee and the Corporation. Each Option Agreement shall specify the number of Shares covered by such Option and the Exercise Price per Share. The Option
Agreement shall also contain such terms and conditions not inconsistent with the
Plan as the Board of Directors in sole discretion shall deem appropriate (which terms and conditions need not be the same in each Option Agreement and may be changed from time to time). Each Option Agreement may require as conditions of exercise that the Optionee provide such investment representations with respect to, and enter into such agreements concerning the sale and transfer of, the Shares received by the Optionee upon exercise, as the Board of Directors shall deem appropriate. Each Option Agreement for a Non-qualified Option shall provide for the withholding of income taxes and employment taxes that the
Corporation determined it is required to withhold upon the exercise of an
Option.

     6.   TERM OF OPTION.

     Each Option Agreement shall specify the Date or Dates on which the Option granted thereunder may be exercised. Each Option Agreement will provide for the exercise of the Option in four equal annual installments on such terms and conditions as the Board of Directors may determine. The period of each Option shall be fixed by the Board of Directors but in no case shall exceed after the
Date ten (10) years and one (1) month.

     7.   NON-TRANSFERABILITY OF OPTION RIGHTS.

     Options and Cash Payment Elections shall not be transferable except by will or the laws of descent and distribution. During the lifetime of an Optionee, each Optionee's Options and Cash Payment Elections shall be exercisable only by the Optionee.

     8.   EFFECT OF DEATH OR TERMINATION OF DIRECTORSHIP.

     (a) Except as otherwise determined by the Board of Directors, upon the termination of directorship of any Optionee (for any reason other than death), all rights under any Option held by such Optionee shall cease; provided, however, that the Option Agreement may provide that the rights which were immediately exercisable by the Optionee at the Date of such termination of directorship or consultancy may be exercised by the Optionee subject to such conditions, provisions or limitations as may be set forth in the Option
Agreement, during a period not exceeding three (3) months after the Date of such termination, but in no case after the Date on which the Option otherwise would have expired but for the Optionee's termination of directorship or consultancy.

     (b) Except as otherwise determined by the Board of Directors, upon the termination of any Optionee by reason of his death, if during such period the
Optionee was entitled pursuant to the express terms of an Option Agreement to exercise his rights under such Option Agreement, all rights under any Option held by such Optionee shall cease; provided, however, that the Option Agreement may provide that the rights which were immediately exercisable by the Optionee at the Date of his death may be exercised by legal representatives or beneficiaries of the Optionee during the period specified in the Option
Agreement, not exceeding one (1) year after the Date of the Optionee's death.

     9.   EXERCISE AND WITHHOLDING.

     (a) The purchase price of the Shares as to which an Option shall be exercised plus any required Federal income tax or other withholding amount shall be paid in cash or by certified check, provided that, the Board of Directors shall have discretion in connection with any exercise of an Option to allow the
Optionees to pay all or a portion of the aggregate exercise price of all Options being exercised plus applicable withholding amounts by transferring to the
Corporation previously acquired Shares having an aggregate fair market value equal to such amount, or portion thereof. The Corporation shall not be required to deliver certificates for such Shares until such payment has been made.

     (b) The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom.

     (c) Subject to the Prior approval of the Board of Directors, the Optionee may satisfy all or a portion of the withholding tax obligation hereunder by having the Corporation withhold Shares having a Fair Market Value on the Date the amount to be withheld is to be determined (the "Tax Date") equal to the amount required by law to be withheld from such distribution. In lieu thereof, the Corporation shall have the right to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld.

     10.  STOCK DIVIDEND, MERGER, CONSOLIDATION, ETC.

     Each Option Agreement may contain such provisions concerning adjustments in the number or kind of Shares or other securities allocated to unexercised
Options granted prior to and in the event of one (1) or more stock dividends, stock splits, reorganizations, recapitalizations, combinations of shares, mergers, consolidations, or other changes in the corporate structure of stock of the Corporation, or any transaction involving the Corporation as the Board of
Directors may deem appropriate. Such adjustment shall be binding and conclusive for all purposes.

     11.  RIGHTS AS A SHAREHOLDER.

     An Optionee shall have no rights as a shareholder with respect to any
Shares covered by an Option until such Optionee shall have become the holder or record of any such Share.

     12.  DETERMINATIONS.

     Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Board of Directors, and each determination of Fair Market Value per Share shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the
Corporation and all Optionees, and their respective successors and assigns.

     13.  AMENDMENT, TERMINATION AND MODIFICATION OF THE PLAN AND AGREEMENTS.

     (a) The Board of Directors may alter, amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of Optionees to Options previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act, Section 422 of the Code (or other applicable law or regulation) shall be obtained in the manner required therein.

     (b) Notwithstanding the foregoing provisions of this Section 14, each
Option Agreement may provide that the Corporation shall have the right to terminate the rights of any Optionee to exercise any options, effective not less than thirty (30) days after receipt by the Optionee of a Cancellation Notice from the Corporation. The Corporation may issue a Cancellation Notice only in connection with (i) the sale of substantially all of the Corporation's assets, or (ii) a merger, consolidation or other corporate transaction in which the
Corporation would not be the surviving entity. The Cancellation Notice shall afford the Optionee the right to exercise all Options held by such Optionee with respect to all Shares covered thereby (even if they would not otherwise have become exercisable with respect to all such Shares at that time) during the period prior to the Date of termination.

     (c) Notwithstanding the foregoing provisions of this Section 14, each
Option Agreement may contain the consent of the Optionee to any amendment to the
Plan and Option Agreement which the Board of Directors, in its sole discretion and upon advice of legal counsel, may deem necessary or advisable to enable the exercise of Options to comply with any applicable rules and regulations of the
Securities and Exchange Commission, including, without intending any limitation, any amendment which would exempt such exercise from the operation of Section 16 of the Securities Exchange Act of 1934.

     14.  INCENTIVE STOCK OPTIONS.

     Incentive Stock Options shall be specifically designated as Incentive Stock
Options and shall be subject to the following additional terms and conditions:

     (a) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective Date or Dates of grant and consistent with Section 422(c)(8) of the Code) of the Common Stock for which Incentive Stock Options (together with incentive stock options under any other stock option plans of the Corporation)
which are first exercisable in any one (1) calendar year shall not exceed the sum of $100,000. For purposes of the $100,000 limitation, if an Option Agreement provides that the Option granted thereunder shall not be treated as an Incentive
Stock Option, such Option shall be disregarded. The event that Section 422(b)(7)
of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph (a) shall be automatically adjusted accordingly.

     15.  EFFECTIVE DATE.

     The Plan shall become effective when adopted by the Board of Directors, but no Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the Date of the Board's adoption of the Plan, any Stock Options previously granted under the
Plan shall terminate, and no further Stock Options shall be granted. Subject to this limitation, options may be granted under the Plan at any time after the effective Date and before the Date fixed for termination of the Plan.

     16.  COMPLIANCE.

     No share of Common Stock shall be issued hereunder unless counsel for the
Corporation shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. The Board of Directors may, in its discretion, require as a condition to the exercise of any Option that the Shares reserved or issuance upon the exercise of the Option have been duly listed, upon official notice of issuance, by any securities exchange upon which such shares are then listed, if any, and either that (a) a Registration Statement under the
Securities Act of 1933, as amended, or any succeeding act, with respect to such shares is effective at the time of such exercise or (b) there is an exemption from registration under such Act for the issuance of shares upon such exercise.

     17.  GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the internal laws of the State of Delaware, the state where the Corporation maintains its principal office and operations and constructed in accordance therewith without giving effect to the principles of conflict of laws thereof.

                                                                      APPENDIX D

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004          Commission file No. 0-26206

                                Orthometrix, Inc.
        (Exact name of small business issuer as specified in its charter)

           Delaware                                      06-1387931
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

106 Corporate Park Drive, Suite 102, White Plains, NY                    10604
       (Address of principal executive office)                        (Zip Code)

        Registrant's telephone number, including area code (914) 694-2285

Securities registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.0005 PER SHARE

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [ ]

Registrant's revenues for its most recent year were $1,179,877.

The aggregate market value of the registrant's Common Stock, par value $0.0005 per share, held by non-affiliates of the registrant as of March 15, 2005 was
$5,888,254.50 based on the price of the last reported sale on the OTC Bulletin
Board.

As of March 15, 2005 there were 42,902,368 shares of the registrant's Common
Stock, par value $0.0005 per share, outstanding.

                       DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Orthometrix, Inc. Proxy Statement for the 2005 Annual Meeting of
Stockholders are incorporated by reference in Items 9, 10, 11 and 12 of Part III of this Form 10-KSB. A definitive proxy statement will be filed with the
Securities and Exchange Commission within 120 days after the close of the fiscal year covered by this Form 10-KSB.

                                TABLE OF CONTENTS



                                                                               Page
                                                                               ----

INTRODUCTION                                                                     3

ITEM 1.                  BUSINESS                                                3

ITEM 2.                  PROPERTIES                                             15

ITEM 3.                  LEGAL PROCEEDINGS                                      15

ITEM 4.                  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS    15

ITEM 5.                  MARKET FOR REGISTRANT'S COMMON EQUITY AND
                            RELATED STOCKHOLDER MATTERS                         16

ITEM 6.                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                            CONDITION AND RESULTS OF OPERATIONS                 16

ITEM 7.                  FINANCIAL STATEMENTS                                   20

ITEM 8.                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                            ACCOUNTING AND FINANCIAL DISCLOSURE                 41

ITEM 8a                  CONTROLS AND PROCEDURES                                41

ITEMS 9, 10, 11 and 12   DOCUMENTS INCORPORATED BY REFERENCE                    42

ITEM 13.                 EXHIBITS                                               42

ITEM 14.                 PRINCIPAL ACCOUNTING FEES AND SERVICES                 45


                                  INTRODUCTION

          The statements included in this Report regarding future financial performance and results and other statements that are not historical facts constitute forward-looking statements. The words "believes," "intends,"
"expects," "anticipates," "projects," "estimates," "predicts," and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties. In connection with the "safe harbor" provisions of the
Private Securities Litigation Reform Act of 1995, Orthometrix, Inc.,
("Orthometrix" or the "Company" or "OMRX"), cautions the reader that actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain important factors, including, without limitation, the following: (i) the effect of product diversification efforts on future financial results; (ii) the availability of new products and product enhancements that can be marketed by the Company; (iii)
the importance to the Company's sales growth and that regulatory approval of products be granted, particularly in the United States; (iv) the acceptance and adoption by primary care providers of new products and the Company's ability to expand sales of its products to these physicians; (v) adverse affect resulting from changes in the reimbursement policies of governmental programs (e.g.,
Medicare and Medicaid) and private third party payors, including private insurance plans and managed care plans; (vi) the high level of competition in the rehabilitation and physical therapy markets; (vii) the high level of competition in the pain management market; (viii) changes in technology; (ix)
the Company's ability to continue to maintain and expand acceptable relationships with third party dealers and distributors; (x) the Company's ability to provide attractive financing options to its customers and to provide customers with fast and efficient service for the Company's products; (xi)
changes that may result from health care reform in the United States may adversely affect the Company; (xii) the Company's cash flow and the results of its ongoing financing efforts; (xiii) the effect of regulation by the United
States Food and Drug Administration ("FDA") and other government agencies; (xiv)
the Company's ability to secure FDA approval to market its products; (xv) the effect of the Company's accounting policies; (xvi) the outcome of pending litigation; and (xvii) other risks described elsewhere in this Report and in other documents filed by the Company with the Securities and Exchange
Commission. The Company is also subject to general business risks, including adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the Company's ability to retain and attract key employees. Any forward-looking statements included in this Report are made as of the date hereof, based on information available to the Company as of the date hereof, and, subject to applicable law, the Company assumes no obligation to update any forward-looking statements.

                                     PART I

ITEM 1. BUSINESS.

          Orthometrix, Inc. markets, sells and services several musculoskeletal product lines used in pharmaceutical research, diagnosis and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to April 11, 2002, the Company also developed, manufactured, sold and serviced a broad line of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. This line of products, which was the Company's primary business, was sold on April 11, 2002 to CooperSurgical Acquisition Corp.
("Cooper"), a wholly-owned subsidiary of the Cooper Companies, Inc. (NYSE:COO)
(the "Asset Sale"). As of April 11, 2002, the Company changed its name from
Norland Medical Systems, Inc. to Orthometrix, Inc. As a result of the Asset
Sale, the Company's subsidiaries became inactive and were subsequently dissolved in 2003.

                                       -3-

          During the past two years, the Company has experienced aggregate losses from operations of $3,293,341 and has incurred a total negative cash flow from operations of $2,180,729 for the same two-year period. The Company does not currently have an operating line of credit. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon several factors, including increased sales volume and the ability to achieve profitability on the sale of some of the
Company's remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining a line of credit. The Company has recently completed a $1,740,000 share issuance that will significantly improve the Company's liquidity for the near future. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases.

          On April 11, 2002, the Company sold its bone measurement business to
Cooper, the Company's exclusive distributor to U.S. physicians and group practices specializing in Obstetrics and Gynecology. The Company was entitled to receive up to a maximum of $12.0 million for the sale of substantially all its assets and the assumption of certain liabilities. The Company received $3.5 million of the purchase price at the closing of the Asset Sale. An additional
$1.0 million of the remaining purchase price (plus or minus any required purchase price adjustment) was to be released to the Company by Cooper during
August 2002 upon submission to the Company by Cooper of a closing statement setting forth the value of the net assets and liabilities of the transferred business in the Asset Sale as of the closing date of the Asset Sale. In August
2002, Cooper submitted a closing statement to the Company and notified the
Company of a downward adjustment to the purchase price based on Cooper's purported valuation of the net assets and liabilities of the transferred business. Based on its downward adjustment, Cooper paid approximately $405,000 to the Company on August 16, 2002. The Company did not agree with Cooper's valuation of the applicable net assets and liabilities and, accordingly, did not agree with Cooper's downward purchase price adjustment. The Company and Cooper were unable to settle the disagreement and engaged an independent accounting firm to provide a binding resolution of such disagreement. During June 2003 the arbitrator settled the disagreement in favor of the Company for $268,569.
Accordingly, the Company received a total of $673,569 out of the potential
$1,000,000 installment payable in connection with the Asset Sale to Cooper. The settlement from Cooper was received in July 2003. The full amount of the remaining $500,000 installment of the purchase price was released by Cooper to the Company on January 30, 2004, without any adjustment. The Company recorded a gain from the Asset Sale of $4.3 million during the year ending December 31,
2002.

          In addition, the Company was eligible to receive up to an additional
$7.0 million in earn-out payments based on the net sales of certain products over a three-year period from May 1, 2002 to April 30, 2005. No amounts have been earned through March 15, 2005 and the Company does not anticipate receiving any proceeds from the earn-out.

          The Company markets, sells and services a wide range of proprietary non-invasive musculoskeletal and other devices through two divisions, a healthcare division and a sports & fitness division. The healthcare division markets, sells and services (1) pQCT(R) (peripheral Quantitative Computed
Tomography) bone and muscle measurement systems used for musculoskeletal research and clinical applications (including for bone disorders and human performance)- the XCT(TM) product line; and (2) patented exercise systems used for physical therapy, sports medicine and rehabilitative medicine - the
Galileo(TM) and Leonardo(TM) product lines, as well as the Mini VibraFlex. The healthcare division is continuing to work towards completion of the premarket approval ("PMA") process for its Orbasone(TM) pain management system (ESWT or
Extracorporal Shock Wave Therapy), which will be added to its product line upon successful completion of the study and approval of the system by the United
States Food and Drug Administration (the "FDA"). The sports & fitness division markets, sells and services patented exercise systems to fitness centers, gyms, sports clubs and associations and to the general public - the VibraFlex(R)
product line. The sports & fitness division's product line includes the Mini
VibraFlex(R), the Mini VibraFlex(R) Plus and the

                                       -4-

VibraFlex(R) 500. The Company also intends to introduce the VibraFlex Rx in the near future to replace the Galileo 2000 in the physical therapy, sports medicine and rehabilitation markets. The VibraFlex products are based on the same patented technology as the Galileo products and offer a novel approach to muscle strength development given that such products are based on short and intense stimulations of the muscles.

          The Company is in the process of assembling a sales organization to market the VibraFlex equipment in the U.S. and Canada.

RECENT DEVELOPMENTS

          In February 2004, the Company introduced the VibraFlex(R) 500, the
Mini VibraFlex(R) and the Mini VibraFlex(R) Plus. Assembled in the U.S., the
VibraFlex 500 is based on the same patented technology as the Galileo 2000 and offer a novel approach to muscle strength development given that such products are based on short and intense stimulations of the muscles. The VibraFlex 500 and the Mini VibraFlex Plus have been designed for the fitness clubs and the home exercise markets. Delivery of the first VibraFlex 500 units to fitness clubs occurred in December 2004. The products are being tested by a variety of potential users but no significant orders have been received.

MARKETS AND PRODUCTS

          The Company currently offers 5 product types comprised of a total of
16 models: 6 models of pQCT systems for bone & muscle research application (XCT
Research SA, XCT Research SA+, XCT Research M, XCT Research M+, XCT Microscope,
and XCT 3000 Research); 2 models of pOCT systems for clinical application related to bone & muscle disorders (XCT 2000L and XCT 3000); 5 models of patented powered exercise systems for rehabilitation and physical therapy (Mini
VibraFlex(R), Galileo XS, Galileo Home Plus, Galileo "Kipptisch" and Galileo
2000); 1 model of human performance measurement system (Leonardo); and 2 models of VibraFlex for sports and fitness (Mini VibraFlex(R) Plus and VibraFlex(R)
500). In addition, the Company has several products under development, such as the VibraFlex Rx for sports medicine, rehabilitation and physical therapy.

The following is a description of each of the Company's product types and primary models.

1. BONE & MUSCLE DISORDERS / PHARMACEUTICAL RESEARCH

          We believe that over the past decade, peripheral Quantitative Computed
Tomography (pQCT(R)) has replaced Dual Energy Bone Absorptiometry (DEXA or DXA)
as the technology of choice for pharmaceutical research laboratories specializing in bone disorders such as osteoporosis. Unlike DXA, pQCT allows true volumetric measurement of both bones and muscles. We believe that it allows not only faster assessment of new therapeutic agents but also their impact on the entire musculoskeletal system.

         The Company directly markets, sells and services in the US and Canada the following pQCT systems for in vivo and in vitro research:

XCT Research SA/SA+ (bone/muscle measurement for small laboratory animals such as rats);

XCT Research M/M+ (bone/muscle measurement for transgenic mice);

XCT Microscope - (bone measurement for in vitro research);

XCT 3000 Research - (bone/muscle measurement for large laboratory animals such as primates).

                                       -5-

          Stratec Medizintechnik GmbH ("Stratec"), a worldwide leader in pQCT technology, manufactures these systems in Germany and markets them in the rest of the world. North America accounts for about 80% of the worldwide research market.

2. BONE DISORDERS / DIAGNOSTIC AND MONITORING

          The clinical market is usually lagging several years behind the research market. Therefore, DXA still is the "gold standard" in the diagnostic and monitoring of bone disorders, in spite of its shortcomings. However, the two-dimensional nature of DXA technology makes it of little value in situations when parameters such as bone thickness or bone cross section area need to be measured (orthopedics) or when long bones continue to grow (pediatrics).

          The Company directly markets, sells and services in the US and Canada the following pQCT systems for clinical assessment and monitoring of bone density and architecture:

XCT2000L (bone/muscle measurement at the forearm and foot/tibia);
XCT 3000 (bone/muscle measurement at the tibia and femur).

          All systems are principally marketed to the pediatrics and orthopedics specialties. Stratec, a worldwide leader in pQCT technology, manufactures these systems in Germany and markets them in the rest of the world.

          Sales, rental, and service of all pQCT systems for in vivo and in vitro research, clinical assessment and monitoring of bone density and architecture represented approximately 70% of the Company systems sales from operations during fiscal year 2004.

3. PATIENTS WITH INCONTINENCE THAT BENEFIT FROM EXERCISE

               Our target is the large incontinence market. It is well
recognized that exercise of the perineal muscles can improve their strength and reduce incontinence. The Galileo(TM) 2000 is a patented powered exercise system that allows patients with incontinence to stimulate such muscles at a rapid
(25/30 Hz) rate, providing them with the exercise that can reduce incontinence.
The Galileo systems are made by Novotec Medical GmbH ("Novotec"). The Company intends to introduce the VibraFlex Rx in the near future to replace the Galileo
2000. Unlike the Galileo 2000, the VibraFlex Rx will be manufactured for the
Company in the US by Kimchuk, Inc ("Kimchuk")

4. PATIENTS WITH DIABETES THAT BENEFIT FROM EXERCISE

          It is well known that individuals with diabetes benefit from exercise.
In particular, exercise can improve blood circulation in legs of diabetics.
Unfortunately, diabetics usually are not capable of long exercise sessions, and their exercise efforts must be predictable so proper insulin levels can be maintained. The Galileo(TM) rapid (25/30 Hz) stimulation rate, which does not tax the cardiopulmonary system, is well suited to the needs of these individuals. The Galileo allows people with diabetes to enjoy the benefits of exercise. Galileo sales accounted for approximately 25% of total systems sales from operations during fiscal year 2004. The Company intends to introduce the
VibraFlex Rx in the near future to replace the Galileo 2000. Unlike the Galileo
2000, the VibraFlex Rx will be manufactured for the Company in the U.S. by
Kimchuk.

5. REHABILITATION / PHYSICAL THERAPY

          The patented Galileo powered exercise system has already penetrated the European rehabilitation and physical therapy market. The Galileo 2000 model targets the leg and lower back. The Mini VibraFlex model targets the arm and shoulder muscles. The system now is marketed in the U.S. for the rehabilitation of muscle, tendons and ligaments, and to improve muscle strength and coordination. Like the Galileo 2000, the Mini VibraFlex system is

                                      -6-

also made by Novotec. The Company intends to introduce the VibraFlex Rx in the near future to replace the Galileo 2000. Unlike the Galileo 2000, the VibraFlex
Rx will be manufactured for the Company in the U.S. by Kimchuk.

These systems are specifically used to:

     o    Exercise postural muscles, joints and reflexes;

     o    Improve muscle strength, reflexes and joint motions;

     o    Redevelop postural muscles, joints and reflexes after injury/disease;

     o    Reduce the pain and disability associated with Osteoarthritis; and

     o    Allow patients with Parkinson's disease to benefit from exercise that can slow the progress of the disease.

          The Leonardo(TM) measures various key parameters of human performance, such as force and power. It has been designed to help the rehabilitation specialist and the physical therapist measure the progress made by his/her patients. The Leonardo system is made by Novotec. Leonardo sales accounted for less than 2% of total systems sales from operations during fiscal year 2004.

6. SPORTS AND FITNESS

          The VibraFlex is a revolutionary exercise system based on the same new and patented concept as the Galileo systems. Many European athletes and professional teams already use the Galileo as an inherent part of their training to increase muscle power (ski, soccer, volley ball, basket ball, tennis). One of the first U.S. athletes to use the Galileo system was Lance Armstrong, several times winner of the Tour de France. The Chicago White Sox baseball team was the first U.S. professional sports team to use the Galileo. The patented Galileo technology was developed for Rehabilitative Medicine and Physical Therapy to
improve various conditions affecting muscle, tendons and ligaments, improve muscle strength/coordination, and blood circulation. The VibraFlex system has been developed by the Company to make the powerful Galileo technology affordable to the sports & fitness industry and to the home exercise market. The VibraFlex
500 model targets the leg and lower back while the Mini VibraFlex Plus model targets the arm and shoulder muscles. The VibraFlex 500 model is manufactured for the Company in the U.S. by Kimchuk, and the Mini VibraFlex Plus model is manufactured for the Company by Novotec.

7. PRODUCTS AND APPLICATIONS UNDER DEVELOPMENT

     o    PAIN MANAGEMENT: Manufactured for MIP GmbH, a Swiss Corporation
          ("MIP"), under a contractual arrangement by Nippon Infrared Industries
          Co., Ltd. (Japan), the Orbasone(TM)was classified in August 1998 by the FDA as a Class I therapeutic vibrator (21 CFR Section 890.5975)
          exempt from the 510(k) requirements of the Federal Food, Drug and
          Cosmetic Act. The Company distributed the Orbasone and began generating modest sales in fiscal year 2000. The Orbasone delivers energy waves (Extracorporeal Shock Wave Treatment or ESWT) that provide relief to patients from minor pain in soft tissues at the treatment site, which is typically, the foot, ankle, elbow or shoulder. The 30 to 40 minute treatment sessions are delivered to patients under the supervision and care of a physician such as an orthopedic surgeon or podiatrist. On June 21, 2000, the FDA informed
          MIP that the FDA erred in its 1998 decision and rescinded its determination that the Orbasone was an exempt product. As a result, the Company suspended sales of the Orbasone pending FDA review of the product in June 2000. The FDA determined that the Orbasone was a Class
          III device requiring pre-market approval ("PMA"). During 2002, the
          Company acquired the rights to manufacture the Orbasone under license from MIP and initiated a clinical study as part of the PMA process.
          The Company is continuing to work towards completion of the PMA process for its Orbasone pain management system, which will be added to the U.S. product line upon successful completion of the process and approval by the FDA. The Orbasone is marketed by MIP in Europe and
          Asia, but not yet available for sale in the U.S.

                                      -7-

     o    DIABETES: The Company intends to conduct clinical studies to quantify the benefits of exercising with the VibraFlex for patients at various stages of the disease (neuropathy).

     o    SPINAL CORD INJURIES: The first major U.S. rehabilitation center to use the Galileo was the Rusk Institute for Rehabilitative Medicine of
          New York University Medical Center. In addition to routine motor and cardiac rehabilitation situations, our Galileo system is being studied in various patient populations, including those with Parkinson's disease and spinal cord injuries. The Company intends to introduce the
          VibraFlex Rx when available, to be utilized in these situations.

SALES, MARKETING AND CUSTOMER SERVICE

          The Company currently employs one Sales Manager for Rehabilitation /
Fitness, one Sales Administration Manager, one full-time pQCT Sales Applications
Consultant, one Marketing Manager and two Service Engineers.

          The Company sells pQCT Research systems and pQCT Clinical systems directly to its customers, whether they are research or clinical institutions.
For Galileo, VibraFlex and Leonardo sales, the Company typically uses an exclusive independent sales representative to cover one or more states. The
Company also sells directly to its customers in those markets where the Company does not have third party sales representatives. The Company's sales staff is responsible for the support and supervision of independent sales representatives within their geographic region. Support includes participation in trade shows, symposiums, customer visits, product demonstrations, ongoing distribution of literature and publications, sales training and presentations of financing programs. The Company is in the process of expanding its network of independent sales representatives to make use of the country's large market of rehabilitation centers, physical therapists and fitness facilities. The Company has also started an effort to recruit a network of international distributors.

          Marketing efforts are focused primarily on supporting the Sales
Manager for Rehabilitation / Fitness and the pQCT Sales Applications Consultant
in their direct sales and management of sales representatives, managing sales requests received on the Company's websites, managing sales lead generation programs, managing product introductions and new product financing programs, designing and maintaining media support such as brochures, manuals, and trade show material, and developing and maintaining the Company Web sites.

          The Company offers one-year warranties on both the hardware and software included in its systems (except for computer systems, if any, which are covered under their respective manufacturers' warranty), as well as extended warranty contracts. The Company provides warranty services to its customers. Any costs incurred by the Company in connection with a warranty of a system not manufactured by the Company are borne by such manufacturer pursuant to the applicable distribution agreement.

          The Company has no obligation to provide any other services to its third party independent sales representatives or other customers. However, the
Company does offer non-warranty services and a range of other product support services in cooperation with its third-party independent sales representatives.
The Company also offers training at customer locations and the Company's facilities to end-user customers, independent sales representatives and service technicians.

MANUFACTURING

          Following the sale of its bone measurement business, the Company relied exclusively on third parties for the manufacturing of its products.

                                      -8-

          Manufacturing processes for the products marketed by the Company are subject to stringent federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection Act, the
Toxic Substances Control Act, and the Resource Conservation and Recovery Act.
The Company believes that it has complied in all material respects with such laws and regulations. There can be no assurance that the Company will not be required to incur significant costs in the future with respect to compliance with such laws and regulations.

BONE & MUSCLE DISORDERS PRODUCTS

          The pQCT products marketed by the Company were developed and are manufactured by Stratec at its facilities located in Pforzheim, Germany.
Manufacturing consists primarily of testing of components, final assembly and systems testing. All establishments, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under the authority of the FDA to determine whether the manufacturing establishment is operating in compliance with FDA Quality System
Regulation ("QSR") requirements. The Company is dependent on Stratec to manufacture the pQCT products that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in Stratec.

          Some components are manufactured in accordance with custom specifications and require substantial lead times. While efforts are made to purchase components from more than one source and to use generally available parts, certain components are available from only one or a limited number of sources. In the past, there have been delays in the receipt of certain components, although to date no such delays have had a material adverse effect on the Company. The Company believes that Stratec has sufficient manufacturing capacity to supply the Company's product needs for at least the next twelve months.

MUSCULOSKELETAL DEVELOPMENT PRODUCTS

          The Galileo, Leonardo and the Mini VibraFlex products marketed by the
Company were developed and are manufactured by Novotec at its facilities located in Pforzheim, Germany. Manufacturing consists primarily of testing components, forming and painting of plastic covers, final assembly and quality assurance testing. The Company is dependent on Novotec to manufacture the Galileo and Mini
VibraFlex products that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in
Novotec.

          Some components are manufactured in accordance with specifications that are specific to the Galileo, Leonardo and Mini VibraFlex products and require substantial lead times. Until such time as production quantities increase to a level that provides for opportunities to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed. To date there have been no delays in production which have had a material adverse effect on the Company. The Company believes that Novotec has sufficient capacity to supply the Company's need for
Galileo, Leonardo and Mini VibraFlex products for at least the next 12 months.

          The VibraFlex 500 product marketed by the Company was developed by the
Company and is manufactured for the Company by Kimchuk, Inc. at its facilities located in Connecticut. Manufacturing consists primarily of testing components, forming and painting of plastic covers, final assembly and quality assurance testing. The Company is dependent on Kimchuk to manufacture the VibraFlex 500 product that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in Kimchuk.

                                      -9-

          Some components are manufactured in accordance with specifications that are specific to the VibraFlex 500 product and require substantial lead times. Until such time as production quantities increase to a level that provides for opportunities to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed.
To date there have been no delays in production which have had a material adverse effect on the Company. The Company believes that Kimchuk has sufficient capacity to supply the Company's need for the VibraFlex 500 product for at least the next 12 months.

PAIN MANAGEMENT SYSTEMS

          In 2002, the Company acquired rights to manufacture the Orbasone under a license from MIP and has since retained Kimchuk to manufacture the Orbasone in the U.S. for the U.S. and Canadian markets. The manufacturing of the Orbasone consists primarily of procuring and testing components, final assembly and quality assurance testing. If and when the Orbasone receives market clearance, the Company will be dependent on several component manufacturers to supply sufficient components for the Orbasone systems, and on Kimchuk to assemble such components, in amounts and at levels of quality necessary to meet demand and be competitive. The Company has no ownership interest in MIP or Kimchuk.

          Some components are produced in accordance with specifications that are specific to the Orbasone and require substantial lead times. Until such time as production quantities increase to a level that provides for opportunities to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed. The Orbasone has not yet been approved by the FDA for sale in the U.S. market.

DISTRIBUTION AGREEMENTS

          Following the sale of its bone measurement business, the Company focused exclusively on its musculoskeletal products. The following parties have provided to the Company rights to market, sell and service certain products:

STRATEC

          The Company and Stratec are parties to an exclusive agreement dated
October 1, 1999 with respect to the marketing, sales and service of pQCT systems in North America. Under the terms of the four-year distribution agreement, the
Company may purchase products from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2004, the agreement with Stratec was renewed for one year, and will be renewed automatically on every October 1st for a one-year term until the Company elects to terminate the agreement.

NOVOTEC

          The Company and Novotec are parties to an exclusive agreement dated
October 1, 1999 with respect to the marketing, sales and service of Galileo and
Leonardo systems in North America. Under the terms of the four-year distribution agreement, the Company may purchase products from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2004, the agreement with Novotec was renewed for one year, and will be renewed automatically on every October 1st for a one-year term until the Company elects to terminate the agreement.

                                      -10-

MIP

          The Company and MIP are parties to a product approval and licensing agreement dated February 12, 2002 with respect to the Orbasone system. Under the terms of the agreement, MIP granted the Company the exclusive and perpetual authority, right and license in North America to seek PMA approval for the
Orbasone, and to manufacture, market, sell and service the Orbasone. The
Orbasone has not yet been approved by the FDA for sale in the U.S. market.

COMPETITION

BONE DENSITOMETRY PRODUCTS

          The Company believes that the pQCT-based products it markets provide measurement capabilities, such as three-dimensional measurements and separate measurement of cortical and trabecular bone, not available with traditional
DXA-based technology, at prices competitive with systems using that technology.
In the research market, the range, accuracy and precision of measurements are the principal competitive factors. Despite the absence of directly similar products, there are a number of competing approaches and products that compete with the pQCT products. Many of the Company's existing competitors and potential competitors have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling and servicing products. The Company expects existing and new competitors will continue to introduce products that are directly or indirectly competitive with the pQCT products. Such competitors may be more successful in marketing such products. There can be no assurance that the Company will be able to continue to compete successfully in this market. The Company sold its traditional DXA-based technology to CooperSurgical on April 11, 2002 and can receive earn-out payments based on the net sales of certain products over a three-year period from May 1,
2002 to April 30, 2005. No amounts have been earned through March 15, 2005 and the Company does not anticipate that it will receive any sales proceeds from the earn-out.

MUSCULOSKELETAL DEVELOPMENT PRODUCTS

          The Galileo and VibraFlex products offer a novel approach to muscle strength development. The owner of Novotec has applied for patents regarding the
Galileo products and has already received certain patents, namely in Germany and in the U.S. Despite the absence of directly similar products, there are a number of competing approaches and products that develop muscle strength. Many of the
Company's existing competitors and potential competitors have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling and servicing products. The
Company expects existing and new competitors will continue to introduce products that are directly or indirectly competitive with the Galileo and VibraFlex products. Such competitors may be more successful in marketing such products.
There can be no assurance that the Company will be able to compete successfully in this market.

          The Company's primary competitors for the sale of musculoskeletal development products are marketers of exercise equipment such as OMNI Fitness and Stairmaster. These companies have products that compete directly with the products marketed by the Company in certain segments of the market. Other smaller companies, such as Power Plate are marketing products that compete directly with the Galileo 2000 and the VibraFlex 500. There can be no assurance that the Company's competitors will fail to develop and market products that make use of the Galileo's and VibraFlex's novel approach or that are lower priced or better performing as compared to the Galileo or VibraFlex products.

                                      -11-

          The Company believes that the products it markets compete primarily on the basis of price/performance characteristics, perceived efficacy of results, ease, convenience and safeness of use, quality of service and price. The Company is using its initial product marketing efforts to assess the competitiveness of the Galileo and VibraFlex products, which the Company recently introduced to the
U.S. market.

PAIN MANAGEMENT SYSTEMS

          The pain management systems market is highly competitive. Several companies have developed or are developing devices that compete or will compete with the Orbasone. Many of the Company's competitors existing and potential competitors have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling and servicing products. The Company expects existing and new competitors will continue to introduce products that are directly or indirectly competitive with the Orbasone. Such competitors may be more successful in marketing such products. There can be no assurance that the Company will be able to compete successfully in this market.

          The Company's primary competitors for the sales of pain management systems are HealthTronics, Inc., Donier MedTech and Siemens AG, which have products that have already obtained premarket approval, as well as Storz
Medical, MTS Medical Technologies & Services GmbH, and other companies that have or potentially plan to have products that are in various stages of the FDA review process for the purpose of obtaining premarket approval. The Orbasone was classified in August 1998 as a Class I therapeutic vibrator (21CFR Section
890.5975) exempt from the 510 (k) requirements of the Federal Food, Drug and
Cosmetic Act. However, on June 21, 2000, the FDA informed MIP that it erred in its 1998 decision and rescinded its determination that the Orbasone was an exempt product. As a result the Company suspended sales of the Orbasone pending
FDA review of the product. The FDA determined that the Orbasone is a Class III device requiring premarket approval. Following such determination MIP granted the Company the exclusive and perpetual authority, right and license in North
America to seek PMA approval for the Orbasone, and to manufacture, market, sell and service the Orbasone. The Orbasone has not yet been approved by the FDA for sale in the U.S. market, but the Company continues to seek approval.

THIRD PARTY REIMBURSEMENT

Bone densitometry products and pain management systems

          Outside of the research market, the pQCT bone densitometry products marketed by the Company are purchased principally by hospitals, managed care organizations, including independent practice associations and physician practice organizations or independent physicians or physician groups, who are regulated in the United States by federal and state authorities and who typically bill and are dependent upon various third party payers, such as federal and state governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for reimbursement for use of the
Company's products. The Health Care Financing Administration ("HCFA")
establishes new reimbursement codes and recommended reimbursement rates effective January 1 of each calendar year. On several occasions, HCFA has affected increases and decreases in its recommended reimbursement rates for bone densitometry examinations and has made changes in the types of examinations eligible for reimbursement. There can be no assurance that HCFA will not continue to make changes from time to time. However, the current sales volume of
pQCT equipment subject to reimbursement are no longer significant to our
Company.

          Postoperative pain management is reimbursed under limited
circumstances. There can be no assurance that HCFA or other third party payers will reimburse patients for pain management systems and pain treatment sessions involving the Orbasone system.

                                      -12-

Musculoskeletal development products

          As with general exercise equipment which requires no professional supervision, the Galileo and VibraFlex series of musculoskeletal development products are not covered under federal or state health care insurance programs or by third party health insurance payers. However, as with other exercise equipment used during an exercise session provided by a licensed physical therapy provider, sessions using the Galileo and VibraFlex series may be reimbursed under various reimbursement codes for which HCFA establishes recommended reimbursement rates effective January 1 of each calendar year. On several occasions, HCFA has affected increases and decreases in its recommended reimbursement rates and has made changes in the types of sessions eligible for reimbursement. There can be no assurance that HCFA will not continue to make changes from time to time. The Company could be materially and adversely affected by such changes.

GOVERNMENT REGULATION

          The development, testing, manufacturing and marketing of the bone densitometry and pain management products marketed by the Company are regulated by the FDA in the United States and by various foreign regulatory agencies. The testing for, preparation of, and subsequent FDA review of required applications is expensive, lengthy and uncertain. Moreover, regulatory approval or clearance, if granted, can include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulations can result in warning letters, civil penalties, refusal to approve or clear new applications or notifications, withdrawal of existing product approvals or clearances, product seizures, injunctions, recalls, operating restrictions, and criminal prosecutions. Delays in receipt of or failure to receive clearances or approvals for new products would adversely affect the marketing of such products and the results of future operations.

          Medical devices are classified as either Class I, II, or III based on the risk presented by the device. Class I devices generally do not require review and approval or clearance by the FDA prior to marketing in the U.S. Class
II devices generally require premarket clearance through the Section 510(k)
premarket notification process, and Class III devices generally require premarket approval through the lengthier premarket approval application ("PMA")
process. Orthometrix markets Class I, II, and III devices. Section 510(k)
submissions may be filed only for those devices that are "substantially equivalent" to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not called for PMAs. A Section 510(k) submission generally requires less data than a PMA. The FDA must determine whether or not to clear a Section 510(k) submission within 90 days of its receipt. The FDA may extend this time period, however, if additional data or information is needed to demonstrate substantial equivalence. If a device is not "substantially equivalent" to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not previously called for PMAs, a PMA is required.
The premarket approval procedure involves a more complex and lengthy testing and
FDA review process than the Section 510(k) premarket notification process. There can be no assurances that clearances or approvals will be obtained on a timely basis, if at all. Modifications or enhancements to products that are either cleared through the Section 510(k) process or approved through the PMA process that could effect a major change in the intended use, or affect the safety or effectiveness, of the device may require further FDA review and clearance or approval through new Section 510(k) or PMA submissions.

          The Company has received Section 510(k) clearance for all its bone densitometers marketed in the U.S. for use in humans. The pain management devices (Orbasone) marketed by the Company in the U.S. were classified by the
FDA in August 1998 as Class I devices exempt from Section 510(k) premarket notification requirements. On June 21, 2000, the FDA informed MIP that it erred in its classification of the Orbasone and the Company suspended marketing of the
Orbasone. The FDA determined that the Orbasone is a Class III device requiring premarket approval. Following such determination MIP granted the Company the exclusive and perpetual authority, right and license in North America to seek
PMA for the Orbasone, and to manufacture, market, sell and service the Orbasone.

                                      -13-

The Company is currently seeking PMA for the Orbasone. The Galileo and VibraFlex musculoskeletal development products are not medical devices subject to FDA regulation but are consumer products subject to regulation under the Consumer
Product Safety Act. However, the Company requested and received on July 25, 2002 a written opinion from the FDA regarding the classification of the Galileo for uses in connection with certain medical conditions as a Class I device exempt from Section 510(k) premarket notification requirements.

          All entities, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The
FDA also requires that medical device manufacturers undertake post-market reporting for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA.

          The Company's products also are subject to regulatory requirements for electronic products under the Radiation Control for Health and Safety Act of
1968. The FDA requires that manufacturers of diagnostic x-ray systems comply with certain performance standards, and record keeping, reporting, and labeling requirements.

          The Company may export a medical device not approved in the United
States to any country without obtaining FDA approval, provided that the device
(i) complies with the laws of that country and (ii) has valid marketing authorization or the equivalent from the appropriate authority in a "listed country." The listed countries are Australia, Canada, Israel, Japan, New
Zealand, Switzerland, South Africa and countries in the European Union and the
European Economic Area. Export of unapproved devices that would be subject to
PMA requirements if marketed in the United States and that do not have marketing authorization in a listed country generally continue to require prior FDA export approval.

PROPRIETARY RIGHTS

          The Company believes that its sales are dependent in part on certain proprietary features of the products it manufactures and/or markets. The Company relies primarily on know-how, trade secrets and trademarks to protect those intellectual property rights and has not sought patent protection for such products. There can be no assurance that these measures will be adequate to protect the rights of the Company. To the extent that intellectual property rights are not adequately protected, the Company may be vulnerable to competitors who attempt to copy the Company's products or gain access to the trade secrets and know-how related to such products. Further, there can be no assurance that the Company's competitors will not independently develop substantially equivalent or superior technology. The Company is not the subject of any litigation regarding proprietary rights, and the Company believes that the technologies used in its products were developed independently. In addition, the Company's business depends on proprietary information regarding customers and marketing, and there can be no assurance that the Company will be able to protect such information.

BACKLOG

          Backlog consists of signed purchase orders received by the Company from its customers. The Company has no current backlog orders as of December 31,
2004. The Company's ability to ship products depends on manufacturers whose products are distributed by the Company. Purchase orders are generally cancelable. The Company believes that its backlog as of any date is not a meaningful indicator of future operations or net revenues for any future period.

                                      -14-

PRODUCT LIABILITY INSURANCE

          The Company's business involves the inherent risk of product liability claims. If such claims arise in the future they could have a material adverse impact on the Company. The Company maintains product liability insurance on a
"claims made" basis with respect to its products in the aggregate amount of $4.0 million, subject to certain deductibles and exclusions. The Company's agreements with the manufacturers of other products distributed by the Company require that such manufacturers maintain product liability insurance that covers the Company as an additional named insured. There is no assurance that existing coverage will be sufficient to protect the Company from risks to which it may be subject, including product liability claims, or that product liability insurance will be available to the Company at a reasonable cost, if at all, in the future or that insurance maintained by the other manufacturers will cover the Company.

EMPLOYEES

          At March 15, 2005, the Company had 7 employees and 3 consultants, of whom 4 were engaged in direct sales and marketing activities. The remaining employees and consultants are in finance, administration, product development and customer service. No employees of the Company are covered by any collective bargaining agreements, and management considers its employee relations generally to be good.

ITEM 2. PROPERTIES

          The Company leases its principal executive offices, which are located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. Effective
August 1, 2003, the Company amended its lease for office space expiring on July
31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

2005           29,500
2006           30,816
2007           31,584
Thereafter     18,424
             --------
             $110,324
             ========

ITEM 3. LEGAL PROCEEDINGS

          In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

          No matters were submitted to a vote to the Company's security holders during the fourth quarter of the fiscal year ended December 31, 2004.

                                      -15-

                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

          The Company's Common Stock is traded on the Over-The-Counter Bulletin
Board under the symbol "OMRX.OB". Prior to September 23, 1998, the Company's
Common Stock was traded on the NASDAQ National Market. The following table sets forth, for the periods indicated, the high and low sales prices per share of
Common Stock, as reported by the Over-The-Counter Bulletin Board for the respective periods. The following prices reflect inter-dollar prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

          PERIOD FROM JANUARY 1, 2003 THROUGH DECEMBER 31, 2003:

                  High    Low
                 -----   -----
First Quarter    $0.06   $0.04
Second Quarter    0.05    0.04
Third Quarter     0.06    0.03
Fourth Quarter    0.05    0.03

          PERIOD FROM JANUARY 1, 2004 THROUGH DECEMBER 31, 2004:

                  High    Low
                 -----   -----
First Quarter    $0.13   $0.05
Second Quarter    0.20    0.10
Third Quarter     0.19    0.10
Fourth Quarter    0.53    0.18

          As of March 15, 2005, the sales price per share of Common Stock, as reported by the Over-The-Counter Bulletin Board, was $.50.

          As of February 17, 2005 there were approximately 89 outstanding stockholders of record of the Company's Common Stock. This number excludes persons whose shares were held of record by a bank, broker or clearing agency.

          The Company has not paid any cash dividends on its shares of Common
Stock and does not expect to pay any cash dividends in the foreseeable future.
The Company's policy has been to reinvest any earnings in the continued
development and operations of its business.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
        OF OPERATIONS.

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the related Notes thereto included in Item 7 of this Report. The following discussion contains forward-looking statements which involve risks and uncertainties, some of which are described in the Introduction to this Report.
The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in the Introduction.

                                      -16-

Critical Accounting Policies And Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities.

          The Company believes the following critical accounting policies involve additional management judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset and liability amounts. The Company recognizes revenues in accordance with invoice terms, typically when products are shipped. Products are covered by warranties provided by the Company's vendors. Therefore, no warranty reserve is required on products sold by the Company. The Company provides estimated inventory allowances for slow-moving and obsolete inventory based on current assessments about future demands, market conditions and related management initiatives. If market conditions are less favorable than those projected by management, additional inventory allowances may be required. The Company provides allowances for uncollectible receivable amounts based on current assessment of collectability. If collectability is less favorable than those projected by management, additional allowances for uncollectability may be required. The
Company has recorded a valuation allowance to eliminate its deferred tax assets.
The Company limited the amount of tax benefits recognizable from these assets based on an evaluation of the amount of the assets that are expected to be ultimately realized. An adjustment to income could be required if the Company were to determine it could realize its deferred tax assets.

Liquidity and Capital Resources

          During the past two years, the Company has experienced aggregate losses from operations of $3,293,341 and has incurred total negative cash flow from operations of $2,180,729 for the same two-year period. The Company does not currently have an operating line of credit. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon several factors including increased sales volume and the ability to achieve profitability on the sale of some of the
Company's remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining a line of credit. In February and March 2005, the Company completed a $1,740,000 share issuance that will improve the Company's liquidity for the near future. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases.

          The level of liquidity based on cash experienced a $44,121 decrease at
December 31, 2004, as compared to December 31, 2003. The Company's $1,120,123 of net cash used in operating activities and $3,204 of cash used in investing activities was offset by the $1,079,206 of cash provided by financing activities. Investing activities consisted of $3,204 of purchases of property and equipment. Financing activities consisted of $995,000 of proceeds of borrowings from directors and officers of the Company, $405,000 of proceeds of borrowings from unaffiliated individuals and $29,206 from the exercise of stock options partially offset by $350,000 of repayments of the borrowings.

          Interest on the borrowings is payable at prime plus one (6.00% at
December 31, 2004.) The notes are due one year after the date of issuance. In
February 2004, $350,000 of borrowings were repaid from the $500,000 post closing installment of sale proceeds received from Cooper. Effective December 31, 2004,
$1,545,000 of borrowings were converted into 5,492,995 shares of common stock, eliminating the need of the Company to pay interest expense. Of the remaining
$600,000 loan balance, $500,000 was repaid and $100,000 due to an officer was used to purchase him 400,000 shares, par value $.0005 per share. The remaining
$600,000 balance was satisfied by a portion of the proceeds received from the
March 2005 share issuance.

                                      -17-

               The Company markets, sells and services a wide range of
proprietary non-invasive musculoskeletal and other devices through two divisions, a healthcare division and a sports & fitness division. The healthcare division markets, sells and services (1) pQCT(R) (peripheral Quantitative
Computed Tomography) bone and muscle measurement systems used for musculoskeletal research and clinical applications (including for bone disorders and human performance)- the XCT(TM) product line; and (2) patented exercise systems used for physical therapy, sports medicine and rehabilitative medicine -
the Galileo(TM) and Leonardo(TM) product lines, as well as the Mini
VibraFlex(R). The healthcare division is continuing to work towards completion of the premarket approval application ("PMA") process for its Orbasone(TM) pain management system (ESWT or Extracorporal Shock Wave Therapy), which will be added to its product line upon successful completion of the study and approval of the system by the United States Food and Drug Administration (the "FDA"). The
sports & fitness division markets, sells and services patented exercise systems to fitness centers, gyms, sports clubs and associations and to the general public - the VibraFlex(R) product line. The sports & fitness division's product line includes the Mini VibraFlex(R), the Mini VibraFlex(R) Plus and the
VibraFlex(R) 500. The Company also intends to introduce the VibraFlex Rx in the near future to replace the Galileo 2000 in the physical therapy, sports medicine and rehabilitation markets. The VibraFlex products are based on the same patented technology as the Galileo products and offer a novel approach to muscle strength development given that such products are based on short and intense stimulations of the muscles.

          The Company has no current backlog of orders as of December 31, 2004.
There are no material commitments for capital expenditures as of December 31,
2004.

          The nature of the Company's business is such that it is subject to changes in technology, government approval and regulation, and changes in third-party reimbursement in the United States and numerous foreign markets.
Significant changes in one or more of these factors in a major market for the
Company's products could significantly affect the Company's cash needs. If the
Company experiences significant demand for any of its products, additional third party debt or equity financing will be required.

Results of Operations

          The Company had a net loss of $1,944,185 ($0.06 per share based on
31,235,286 weighted average shares) for the year ended December 31, 2004 compared to net loss of $1,349,156 ($0.05 per share based on 29,544,621 weighted average shares) for the year ended December 31, 2003.

          Revenue for the year ended December 31, 2004 decreased $392,876 (or
24.9%) to $1,179,877 from $1,572,753 from the comparable period of fiscal 2003.
The decrease in revenue was primarily due to a decrease in XCT sales during
2004.

          Cost of revenue as a percentage of revenue was 44.8% and 32.4% for the year ended December 31, 2004 and 2003, respectively, resulting in a gross margin of 55.2% for the year ended December 31, 2004 compared to 67.6% for the comparable period of 2003. The decrease in gross margin was due to a decrease in
XCT sales in 2004.

          Sales and marketing expense for the year ended December 31, 2004 increased $8,682 (or 1.2%) to $727,982 from $719,300 for the year ended December
31, 2003. The increase is due to the Company's efforts to continue to market its product lines in 2004.

          General and administrative expense for the year ended December 31,
2004 decreased $188,930 (or 13.7%) to $1,193,740 from $1,382,670 for the year ended December 31, 2003. The decrease was primarily due to a decrease in professional fees and rent.

                                      -18-

          Research and development expense for the year ended December 31, 2004 increased $122,570 (or 46.6%) to $385,697 from $263,127 for the year ended
December 31, 2003. The increase was primarily due to increased expenses incurred as a result of the Orbasone PMA process.

          Interest expense increased $237,475 (or 463.6%) to $288,705 for the year ended December 31, 2004 from $51,230 for the year ended December 31, 2003.
Interest expense increased as a result of the difference in the conversion price and fair value of the stock issued upon conversion of the notes payable and due to an increase in the outstanding principal balances of the loans payable the
Company maintained during the twelve months ended December 31, 2004 as compared to the twelve months ended December 31, 2003.

New Accounting Pronouncements

               In December 2004, the Financial Accounting Standards Board
("FASB") issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No.
123R"). The revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No. 123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period. SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December
15, 2005 for small business issuers. The Company does not plan to adopt SFAS No.
123R prior to its first quarter of fiscal 2006. The Company expects that the adoption of SFAS No. 123R will have a negative impact on the Company's consolidated results of operations. The company has historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the
Black-Scholes options-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

Quantitative and Qualitative Disclosures of Market Risk

          The Company does not have any financial instruments that would expose it to market risk associated with the risk of loss arising from adverse changes in market rates and prices.

          All of the Company's notes payable outstanding at December 31, 2004 have variable interest rates and therefore are subject to interest rate risk. A one percent change in the variable interest rate would result in a $6,000 change in annual interest expense.

                                      -19-

ITEM 7. FINANCIAL STATEMENTS

                              FINANCIAL STATEMENTS

                                      INDEX

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm                      21

Financial Statements:

Balance Sheet as of December 31, 2004                                        22

Statements of Operations for the years ended
   December 31, 2004 and 2003                                                23

Statements of Changes in Stockholders' Deficit
   for the years ended December 31, 2004 and 2003                            24

Statements of Cash Flows for the years ended
   December 31, 2004 and 2003                                                25

Notes to Financial Statements                                                26

                                      -20-

                        Report of Independent Registered
                             Public Accounting Firm

Stockholders and Board of Directors of
Orthometrix, Inc.:

We have audited the accompanying balance sheet of Orthometrix, Inc. (the
"Company") as of December 31, 2004 and the related statements of operations, changes in stockholders' deficit, and cash flows for each of the two years ended
December 31,2004. These financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthometrix, Inc. as of
December 31, 2004, and the results of their operations and their cash flows for each of the two years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the year ended December 31, 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring operating losses and has a net capital deficiency that raise substantial doubt about its ability to continue as going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Radin, Glass & Co., LLP

New York, New York
February 3, 2005

----------

                                      -21-

                                ORTHOMETRIX, INC.
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2004

ASSETS
Current assets:
   Accounts receivable - trade                                     $    149,775
   Inventories                                                          120,460
   Prepaid expenses and other current assets                            107,796
                                                                   ------------
      Total current assets                                              378,031
Property and equipment, net                                              17,756
Other                                                                    11,658
                                                                   ------------
      Total Assets                                                 $    407,445
                                                                   ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable - trade                                        $    527,826
   Accrued expenses                                                     143,729
   Unearned service revenue                                               7,510
   Related party loans                                                  566,403
                                                                   ------------
      Total current liabilities                                       1,245,468
                                                                   ------------
Stockholders' deficit:
   Common stock - 35,710,939 shares issued and outstanding and
      45,000,000 shares authorized                                       17,854
   Additional paid-in capital                                        40,618,373
   Accumulated deficit                                              (41,474,250)
                                                                   ------------
      Total stockholders' deficit                                      (838,023)
                                                                   ------------
      Total Liabilities and Stockholders' Deficit                  $    407,445
                                                                   ============

                     See notes to the financial statements.

                                      -22-

                                ORTHOMETRIX, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                          2004          2003
                                                      -----------   -----------
Revenue                                               $ 1,179,877   $ 1,572,753
Cost of revenue                                           528,809       508,969
                                                      -----------   -----------
   Gross profit                                           651,068     1,063,784
Sales and marketing expense                               727,982       719,300
General and administrative expense                      1,193,740     1,382,670
Research and development expense                          385,697       263,127
                                                      -----------   -----------
   Operating loss                                      (1,656,351)   (1,301,313)
Interest expense                                         (288,705)      (51,230)
Interest income                                               334           528
Other income                                                  537         2,859
                                                      -----------   -----------
Net loss                                              $(1,944,185)  $(1,349,156)
                                                      ===========   ===========
Basic and diluted weighted average shares              31,235,286    29,544,621
                                                      ===========   ===========
Basic and diluted loss per share                      $     (0.06)  $     (0.05)
                                                      ===========   ===========

                     See notes to the financial statements.

                                      -23-

                                ORTHOMETRIX, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                                             Additional
                                                                   Common     Paid-In      Accumulated
                                         Shares        Total       Stock      Capital        Deficit
                                       ----------   -----------   -------   -----------   ------------

Balance as of December 31, 2002        29,544,621   $   506,690   $14,771   $38,672,828   $(38,180,909)
Warrants issued as compensation
   to non-employees in connection
   with notes payable                          --        57,348        --        57,348             --
Net Loss                                       --    (1,349,156)       --            --     (1,349,156)
                                       ----------   -----------   -------   -----------   ------------
Balance as of December 31, 2003        29,544,621      (785,118)   14,771    38,730,176    (39,530,065)
Warrants issued as compensation to
   non-employees in connection with
   notes payable                               --       332,622        --       332,622             --
Stock options and warrants issued as
   compensation to non-employees               --        31,650        --        31,650             --
Stock options and warrants exercised      356,323        29,206       178        29,028             --
Stock issued as compensation to
   employees                              317,000        65,937       159        65,778             --
Notes converted to stock                5,492,995     1,431,865     2,746     1,429,119             --
Net Loss                                       --    (1,944,185)       --            --     (1,944,185)
                                       ----------   -----------   -------   -----------   ------------
Balance as of December 31, 2004        35,710,939   $  (838,023)  $17,854   $40,618,373   $(41,474,250)
                                       ==========   ===========   =======   ===========   ============


                     See notes to the financial statements.

                                      -24-

                                ORTHOMETRIX, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                                                               2004          2003
                                                           -----------   -----------

Cash Flows From Operating Activities:
Net loss                                                   $(1,944,185)  $(1,349,156)
Adjustments to reconcile net loss to net cash used in
   operating activities:
   Stock issued as compensation to non-employees                65,937            --
   Stock options and warrants issued as compensation
      to non-employees                                          31,650            --
   Amortization expense                                        160,197        23,096
   Depreciation expense                                          5,611         9,871
   Fair value of stock at conversion                            47,789            --
Changes in assets and liabilities:
   Decrease in accounts receivable                             350,273       840,102
   Decrease in inventories                                       6,838       (69,150)
   Increase in prepaid expenses and other current assets       (56,749)      (22,440)
   Increase (decrease) in accounts payable                     165,495      (171,034)
   Increase (decrease) in accrued expenses                      57,359       (58,371)
   Decrease in unearned service revenue                         (4,693)         (782)
   Decrease in other liabilities                                (5,645)     (262,742)
                                                           -----------   -----------
      Net cash used in operating activities                 (1,120,123)   (1,060,606)
                                                           -----------   -----------
Cash Flows From Investing Activities:
   Purchase of property and equipment                           (3,204)      (16,317)
                                                           -----------   -----------
      Net cash used in investing activities                     (3,204)      (16,317)
                                                           -----------   -----------
Cash Flows From Financing Activities:
   Proceeds of borrowings from unrelated parties               405,000            --
   Proceeds of borrowings from related parties                 995,000     1,095,000
   Repayment of borrowings from related parties               (350,000)           --
   Exercise of stock options                                    29,206            --
                                                           -----------   -----------
      Net cash provided by financing activities              1,079,206     1,095,000
                                                           -----------   -----------
Net (decrease) increase in cash                                (44,121)       18,077
Cash at beginning of year                                       44,121        26,044
                                                           -----------   -----------
Cash at end of year                                        $        --   $    44,121
                                                           ===========   ===========
Supplemental disclosure of cash flow information
   Cash paid for interest                                  $    50,398   $    15,479
                                                           ===========   ===========
   Cash paid for income taxes                              $     2,574   $     9,175
                                                           ===========   ===========


                     See notes to the financial statements.

                                      -25-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

1.   THE COMPANY AND GOING CONCERN CONSIDERATION:

     Orthometrix, Inc. ("OMRX" or the "Company") markets, sells, and services several musculoskeletal product lines used in pharmaceutical research, diagnostic and monitoring of bone and muscle disorders in sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to
     April 11, 2002 the Company also developed, manufactured, sold and serviced a wide range of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis.

     During the past two years, the Company has experienced aggregate losses from operations of $3,293,341 and has incurred total negative cash flow from operations of $2,180,729 for the same two-year period. The Company does not currently have an operating line of credit. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     The Company's continued existence is dependent upon several factors including increased sales volume and the ability to achieve profitability on the sale of some of the Company's remaining product lines. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining a line of credit. The Company has recently completed a $1,740,000 share issuance that will significantly improve the
     Company's liquidity for the near future. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Fair Value of Financial Statements

     Statement of Financial Accounting Standards (SFAS) No. 107, as amended by
     SFAS No. 119, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the
     Company's financial instruments, fair values are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors.
     These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

     Management of the Company estimates that all financial instruments of OMRX, due to their short-term nature, have a fair value equal to their carrying value.

                                      -26-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Revenue and Cost Recognition

     The Company primarily sells its products directly to customers and through third party dealers and distributors. Revenue is generally recognized at the time products are shipped and title passes to the customer. The Company estimates and records provisions for product installation and user training in the period that the sale is recorded.

     The Company offers one-year warranties on both hardware and software components of its bone densitometry systems (except for computer systems, if any, which are covered under their respective manufacturers' warranty).
     The provision for product warranties represents an estimate for future claims arising under the terms of the Company's various product warranties.
     The estimated future claims are accrued at the time of sale. To the extent that the Company provides warranty services for products that it does not manufacture the Company invoices the manufacturer for the costs of performing such warranty services.

     The Company has no obligations to provide any other services to any of its third party dealers or distributors or their customers.

     Stock-based Compensation

     Stock-based compensation related to employees and directors is accounted for in accordance with Accounting Principles Board Opinion Number 25
     "Accounting for Stock Issued to Employees". Stock-based compensation related to non-employees is accounted for in accordance with SFAS No. 123 and SFAS No. 148 "Accounting for Stock-Based Compensation".

     Inventory

     Inventories are stated at the lower of cost or market; cost is determined principally by the first-in, first-out method.

     Property and Equipment

     Furniture and fixtures are recorded at cost and are depreciated using the straight-line method over three to seven years.

     The Company's demonstration systems used for marketing and customer service purposes are carried at the lower of cost or net realizable value until the time of sale. From time to time, the Company may judge it desirable for marketing purposes to provide a device to an appropriate entity. In such cases, the Company will carry the device at cost less amortization, with amortization calculated on a straight-line basis over thirty-six months or expense the device if appropriate.

                                      -27-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Long-lived Assets

     Management evaluates on an ongoing basis whether events or changes in circumstances exist that would indicate that the carrying value of the
     Company's long-lived assets may not be recoverable. Should there be an indication of impairment in the value of its long-lived assets, management would estimate the future cash flows expected to result from the use of the assets and their eventual disposition and recognize a specific provision against such assets if the aggregate nominal estimated future undiscounted cash flows are less than the carrying value of the assets. In considering whether events or changes in circumstances exist, management assesses several factors, including a significant change in the extent or manner in which the assets are used, a significant adverse change in legal factors or in the business climate that could affect the value of the assets, an adverse action or assessment of a regulator, and a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with such assets.

     Income Taxes

     The Company accounts for deferred income taxes by recognizing the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. The
     Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

     Advertising

     The Company expenses the cost of advertising as incurred. Advertising expenses of approximately $31,100 and $300 were incurred for the years 2004 and 2003, respectively, and are included in sales and marketing expense.

     Research and Development

     Research and development costs are charged to operations as incurred.

                                      -28-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Income (Loss) per Share

     Basic per share amounts are computed using the weighted average number of common shares outstanding. Diluted per share amounts are computed using the weighted average number of common shares outstanding, after giving effect to dilutive options, using the treasury stock method.

     Options to purchase 3,432,500 and 3,150,000, shares of common stock were outstanding at December 31, 2004, and 2003, respectively, but were not included in the computation of diluted income (loss) per share because their effect was anti-dilutive.

     Concentration of Credit Risk

     During 2004, approximately 48% of total sales was derived from the
     Company's four largest customers. During 2003, there were no significant customers. The Company generally sells on credit terms ranging from thirty to ninety days or against irrevocable letters of credit. Any financing of the end user is the decision of, and dependent on, the distributor in each territory. The Company sells to customers in various geographic territories worldwide.

     Management Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates.

     Foreign Exchange Exposure

     The Company's purchases and sales of products and services are made primarily in U.S. dollars. As a result, the Company has minimal exposure to foreign exchange risk in the short-term. However, a portion of the
     Company's products are supplied by Stratec and sold along with the
     Company's products into foreign markets. Any significant and lasting change in the exchange rates between the U.S. dollar and the currencies of those countries could have a material effect on both the costs and sales of those products and services.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments with original maturities of three months or less at the time of purchase to be cash and cash equivalents.

                                      -29-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     Segment Reporting

     The Company has one reportable segment. The Company evaluates performance based on operating income, which is income before interest and non-operating items.

     Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board ("FASB") issued
     SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). The
     revised accounting standard eliminates the ability to account for share-based compensation transactions using the intrinsic value method in accordance with APB Opinion No. 25 and requires instead that such transactions be accounted for using a fair-value-based method. SFAS No.
     123R requires public entities to record noncash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period.
     SFAS No. 123R is effective as of the beginning of the first interim or annual period that begins after December 15, 2005 for small business issuers. The Company does not plan to adopt SFAS No. 123R prior to its first quarter of fiscal 2006. The Company expects that the adoption of SFAS
     No. 123R will have a negative impact on the Company's consolidated results of operations. The company has historically provided pro forma disclosures pursuant to SFAS No. 123 and SFAS No. 148 as if the fair value method of accounting for stock options had been applied, assuming use of the
     Black-Scholes options-pricing model. Although not currently anticipated, other assumptions may be utilized when SFAS No. 123R is adopted.

3.   DISCONTINUED OPERATIONS AND CONTINGENCY

     On April 11, 2002, the Company sold its bone measurement business to
     CooperSurgical Acquisition Corp., ("Cooper") a wholly-owned subsidiary of the Cooper Companies, Inc. The Company was entitled to receive up to a maximum of $12.0 million for the sale (the "Asset Sale"). The Company received $3.5 million of the purchase price at the closing of the Asset
     Sale. An additional $1.0 million of the remaining purchase price (plus or minus any required purchase price adjustment) was to be released to the
     Company by Cooper during August 2002 upon submission to the Company by
     Cooper of a closing statement setting forth the value of the net assets and liabilities of the transferred business in the Asset Sale as of the closing date of the Asset Sale. In August 2002, Cooper submitted a closing statement to the Company and notified the Company of a downward adjustment to the purchase price based on Cooper's purported valuation of the net assets and liabilities of the transferred business. Based on its downward adjustment, Cooper paid approximately $405,000 to the Company on August 16,
     2002. The Company did not agree with Cooper's valuation of the applicable net assets and liabilities and, accordingly, did not agree with Cooper's downward purchase price adjustment. The Company and Cooper were unable to settle the disagreement and have engaged an independent accounting firm to provide a binding resolution of such disagreement. During June 2003 the arbitrator settled the disagreement in favor of the Company for $268,569.
     Accordingly, the Company received a total of $673,569 out of the potential
     $1,000,000 installment payable in connection with the Asset Sale to Cooper.
     The settlement from Cooper was received in July 2003. The remaining
     $500,000 installment of the purchase price was received on January 30,
     2004.

                                      -30-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

3.   DISCONTINUED OPERATIONS AND CONTINGENCY (CONTINUED)

     In addition, the Company was eligible to receive up to an additional $7.0 million in earn-out payments based on the net sales of certain products over a three-year period from May 1, 2002 to April 30, 2005. No amounts have been earned through December 31, 2004 and the Company does not anticipate that it will receive any sales proceeds from the earn-out.

4.   DISTRIBUTION AGREEMENTS:

     STRATEC

     The Company and Stratec are parties to an exclusive agreement dated October
     1, 1999 with respect to the marketing, sales and service of pQCT systems in
     North America. Under the terms of the four-year distribution agreement, the
     Company may purchase products from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2004, the agreement with
     Stratec was renewed for one year, and will be renewed automatically on every October 1st for a one-year term until the Company elects to terminate the agreement.

     NOVOTEC

     The Company and Novotec are parties to an exclusive agreement dated October
     1, 1999 with respect to the marketing, sales and service of Galileo and
     Leonardo systems in North America. Under the terms of the four-year distribution agreement, the Company may purchase products from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October
     1, 2004, the agreement with Novotec was renewed for one year, and will be renewed automatically on every October 1st for a one-year term until the
     Company elects to terminate the agreement.

     MIP

     The Company and MIP are parties to a product approval and licensing agreement dated February 12, 2002 with respect to the Orbasone system.
     Under the terms of the agreement, MIP granted the Company the exclusive and perpetual authority, right and license in North America to seek PMA approval for the Orbasone, and to assemble, manufacture, market, sell and service the Orbasone. The Orbasone has not yet been approved by the FDA for sale in the U.S. market.

5.   INVENTORIES:

     Inventories at December 31, 2004 consist of products kits, spare parts and sub-assemblies.

                                      -31-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

6.   PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following as of December 31, 2004:

     Furniture and fixtures     $ 139,208
     Accumulated depreciation    (121,452)
                                ---------
                                $  17,756
                                =========

7.   STOCKHOLDERS' EQUITY (DEFICIT):

     Effective with stockholder approval received on June 2, 1999, the Company amended its Certificate of Incorporation increasing the number of authorized shares of Common Stock from 20,000,000 to 45,000,000. The
     Company has authorized 1,000,000 shares of preferred stock, par value
     $0.0005 per share, issuable in series with such rights, powers and preferences as may be fixed by the Board of Directors. At December 31, 2004 and 2003, there was no preferred stock outstanding.

8.   COMPENSATION PROGRAMS:

     Stock Option Plan

     The Company has a stock-based compensation plan whereby stock options may be granted to officers, employees and non-employee consultants to purchase a specified number of shares of Common Stock. All outstanding options granted have an exercise price not less than 100% of the market value of the Company's Common Stock at the date of grant, are for a term not to exceed 10 years, and vest over a four year period at 25% per year.

                                      -32-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

8.   COMPENSATION PROGRAMS (CONTINUED):

     Stock Option Plan (Continued)

     The amended and restated 1994 Stock Option Plan includes 3,000,000 shares of Common Stock reserved for issuance. Options are issued to employees and non-employees at the discretion of the Board of Directors. During 2004,
     795,000 options were issued as compensation to employees. The Company has elected to follow APB Opinion No. 25, "Accounting for Stock Issued to
     Employees," in accounting for its employee stock options. Accordingly, no compensation expense is recognized in the Company's financial statements because the exercise price of the Company's employee stock options equals the market price of the Company's Common Stock on the date of grant.

     Under the 2000 Non-Employee Directors' Stock Option Plan (the "Board
     Plan"), which has 1,000,000 shares of common stock reserved for issuance to non-employee directors and consultants, each non-employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the director's first election to the Board of Directors and a grant to acquire
     5,000 shares is effective on the date of the director's reelection to the
     Board of Directors. During 2004, 295,000 options were issued to non-employee directors and consultants.

     On October 6, 1998 and December 14, 1998, the Board of Directors approved the repricing of certain employee stock options. Approximately 673,750 shares were repriced to $0.67 per share on October 6, 1998 and December 14,
     1998, representing a price that was not less than the market value at such dates. On December 14, 2000 the Board of Directors approved the repricing of certain options and accordingly, 1,524,500 shares were repriced to $.15 per share. Subsequent to the option repricing on December 14, 2000, the company measured compensation expense using variable plan accounting.
     Compensation cost continues to be adjusted for increases or decreases in the intrinsic value over the term of the options or until they are exercised or forfeited, or expire. The effect of this change was not material in fiscal year 2004 or 2003.

                                      -33-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

8.   COMPENSATION PROGRAMS (CONTINUED):

     Stock Option Plan (Continued)

     The following is a summary of options related to the 1994 Stock Option Plan and the Board Plan as of December 31:



                                                                 Range of                   Range of
                                                                  Option                     Option
                                                                  Prices                     Prices
                                                     2004       Per Share        2003       Per Share
                                                  ---------   -------------   ---------   ------------

     Options outstanding at beginning of year     3,150,000   $ 0.02 - 0.67   2,958,500   $0.02 - 0.05
     Cancellations                                 (620,000)  $ 0.02 - 0.17    (198,000)  $0.02 - .531
     Granted                                      1,090,000   $0.055 - 0.30     389,500   $0.02 - 0.05
     Exercised                                     (187,500)  $0.02 - 0.531          --             --
                                                  ---------   -------------   ---------   ------------
     Options outstanding at end of year           3,432,500                   3,150,000
                                                  =========                   =========
     Options exercisable at end of year           2,195,438                   1,591,688
                                                  =========                   =========
     Options available for grant at end of year     380,000                     850,000
                                                  =========                   =========


                                      -34-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

8.   COMPENSATION PROGRAMS (CONTINUED):

     Stock Option Plan (Continued)

     The following table summarizes information about significant groups of stock options outstanding at December 31, 2004:



                         Options Outstanding                         Options Exercisable
              -----------------------------------------   -----------------------------------------
                                           Weighted                                    Weighted
                Weighted                    Average         Weighted                    Average
                Average                    Remaining        Average                    Remaining
Exercisable     Options     Exercise   Contractual Life     Options     Exercise   Contractual Life
   Prices     Outstanding     Price        in Years       Exercisable     Price        in Years
-----------   -----------   --------   ----------------   -----------   --------   ----------------

 $.02 -.05     1,121,250      $.048            8            467,000       $.048            8
  .055           495,000       .055            4            495,000        .055            4
  .06 -.13       620,000       .082            7            330,000        .078            7
  .15            856,250       .150            6            855,938        .150            6
  .17            175,000       .17             9                 --        .17             9
  .20             60,000       .20             9                 --        .20             9
  .30             45,000       .30            10                 --        .30            10
  .531            10,000       .531            5             10,000        .531            5
  .67             50,000       .670            7             37,500        .670            7


     Had compensation expense for the Company's 2004 and 2003 grants for the stock-based compensation plan been determined based on the fair value of the options at their grant dates consistent with SFAS 123 "Accounting for
     Stock-Based Compensation", the Company's net loss and loss per common share for 2004 and 2003 would approximate the pro forma amounts below:

                                                2004          2003
                                            -----------   -----------
     Net loss:
        As reported                         $(1,944,185)  $(1,349,156)
        Stock-based employee compensation       (65,752)      (41,396)
                                            -----------   -----------
        Pro forma                           $(2,009,937)  $(1,390,552)
                                            ===========   ===========
     Loss per share:
        As reported - Basic and diluted           (0.06)        (0.05)
        Pro forma - Basic and diluted             (0.06)        (0.05)

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during each of the years ended December 31, 2004 and 2003:
     dividend yield of 0%, risk-free weighted average interest rate of 5%, expected volatility factor of 132% and an expected option term of 10 years.
     The weighted average fair value at date of grant for options granted during
     2004 and 2003 was $.17 and $0.05 per option, respectively.

                                      -35-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

8.   COMPENSATION PROGRAMS (CONTINUED):

     401(k) Plan

     Pursuant to the Orthometrix, Inc. Retirement Savings Plans, eligible employees may elect to contribute a portion of their salary on a pre-tax basis. With respect to employee contributions of up to 7% of salary, the
     Company makes a contribution at the rate of 25 cents on the dollar.
     Contributions are subject to applicable limitations contained in the
     Internal Revenue Code. Employees are at all times vested in their own contributions; Company matching contributions vest gradually over six years of service. The Company's policy is to fund plan contributions as they accrue. Contribution expense was $13,623 and $5,428 for the years ended
     December 31, 2004 and 2003, respectively.

9.   INCOME TAXES:

     The Company did not record a provision for income tax expense for the years ended December 31, 2004 and 2003 since any provision would be offset by the
     Company's NOL carryforwards.

          Income tax expense (benefit) differs from the statutory federal income tax rate of 34% for the years ended December 31 as follows:

                                       2004    2003
                                       ----   -----
          Statutory income tax rate     (34%) (34.0%)
          Valuation allowance          42.0    42.0
          State income taxes, net of
             Federal benefit           (8.0)   (8.0)
                                       ----    ----
                                        0.0%    0.0%
                                       ====    ====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes and net operating loss carryforwards. Significant components of the Company's deferred tax assets and liabilities as of December 31 are summarized below:

                                                2004
                                            -----------
     Deferred tax assets and liabilities:
        Accrued liabilities                 $     3,581
     Valuation allowance                         (3,581)
                                            -----------
        Net current deferred tax assets              --
                                            -----------
        Net operating loss carryforwards     (7,100,094)
     Valuation allowance                     (7,100,094)
                                            -----------
     Net noncurrent deferred tax assets              --
                                            -----------
        Total deferred tax assets           $        --
                                            -----------

                                      -36-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

9.   INCOME TAXES (CONTINUED):

     Realization of the deferred tax asset is dependent on the Company's ability to generate sufficient taxable income in future periods. Based on the historical operating losses and the Company's existing financial condition, in 2004 and 2003, the Company determined that it was more likely than not that the deferred tax assets would not be realized. Accordingly, the
     Company recorded a valuation allowance to reduce the deferred tax assets.

     The Company has utilizable federal and state net operating loss carryforwards of approximately $16,904,985 at December 31, 2004 for income tax purposes, which expire in 2008 through 2023.

10.  COMMITMENTS AND CONTINGENCIES:

     Legal Proceedings

     In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, result of operations or cash flows of the Company.

     Leases

     Effective August 1, 2003, the Company amended its lease for office space expiring on July 31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

     2005      29,500
     2006      30,816
     2007      31,584
     2008      18,424
             --------
             $110,324
             ========

                                      -37-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

11.  RELATED PARTY TRANSACTIONS:

     TRANSACTIONS WITH CERTAIN DIRECTORS AND OFFICERS

     During 2004, the Company borrowed $995,000 from several directors and officers of the Company and issued notes bearing interest at prime plus one
     (6% as of December 31, 2004) which mature one year from date of issuance.
     In addition, the Company borrowed $405,000 from unaffiliated individuals under the same terms and conditions.

     For all of the notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it
     (i) receives at least $1,000,000 to $5,000,000 from an equity financing or
     (ii) sells substantially all of its assets. In addition, for the $500,000 of notes issued from August 2003 through November 2003, the Company was obligated to prepay the principal amount within 10 days upon the Company receiving the remaining $500,000 from the Asset Sale, which was released by
     Cooper to the Company on January 30, 2004. In February 2004, $350,000 of
     the borrowings were repaid from the $500,000 of sale proceeds received from
     Cooper. As additional compensation, the Company granted the note holders five-year warrants to purchase up to 1,360,000 shares of common stock at
     $0.05 per share.

     As of December 31, 2004, $376,910 of the remaining proceeds received were allocated to the warrants based on the application of the Black-Scholes option pricing model, with the remaining proceeds of $223,090 allocated to the notes payable. The value allocated to the warrants is being amortized to interest expense over the term of the notes. At December 31 2004, the unamortized discount on the notes payable is $33,597. During 2004 and 2003, the Company recorded interest expense of $288,705 and $51,230, respectively.

     In December 2004, the Board of Directors authorized the Company to offer to the holders of certain promissory notes issued by the Company the right to convert such notes into shares of the Company's common stock, par value
     $.0005 per share. In a letter dated December 15, 2004, the Company offered the holders of such notes the right to convert $2,145,000 of such notes into shares of common stock at $0.2813 per share, which price is equal to
     80% of the weighted average price of the common stock during the period commencing November 15, 2004 and ending December 15, 2004. The promissory notes would mature at various intervals through January 2006. Each of the note holders were given the right to accept the Company's offer by returning such holder's note (marked "cancelled") to the Company.

     Holders of such notes elected to convert $1,545,000 of notes (the "Total
     Conversion Amount") to Common Stock. Of the Total Conversion Amount,
     $1,235,000 were notes held by either officers, directors or affiliates of the Company. (Of the remaining $600,000 of outstanding notes, $455,000 are held by officers and directors of the Company.) The notes that were converted did not have a beneficial conversion feature.

     Effective December 31, 2004, the Company converted the entire principal amounts (i.e., $1,545,000) of the promissory notes described above into
     5,492,995 shares of common stock. The difference between the fair value price of the common stock on the date of conversion as compared to the conversion price is $47,789 and is recorded as interest expense and paid in capital.

                                      -38-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

11.  RELATED PARTY TRANSACTIONS (CONTINUED):

     In December 2003, the Company granted an entity affiliated with an officer of the Company warrants to purchase up to 240,000 shares of common stock at
     $0.05 per share as compensation for consulting services rendered. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $11,665. The value of the warrants was recorded as consulting expense and as additional paid-in-capital.

     In January 2004, the Company granted a Director of the Company a warrant to purchase up to 50,000 shares of Common Stock at $0.05 per share in connection with the renewal for one year of an expired note. The value of the warrants were based on the application of the Black-Scholes option pricing model and valued at $3,415. The value of the warrants was recorded as interest expense and as additional paid-in capital.

     In November 2004, the Company granted a consultant warrants to purchase up to 75,000 shares of Common Stock at $0.36 per share for consulting services in lieu of his monthly retainer. The value of the warrants were based on the application of the Black-Scholes option pricing model valued at
     $23,670. The value of the warrants was recorded as consulting expense and as additional paid-in capital.

     In December 2004, the Company granted an Officer 317,000 shares of common stock at $0.26 per share for services rendered. The value of the stock was based on a 20% discount valued at $65,937. The value of the stock was recorded as consulting expense, common stock, and additional paid-in capital.

     TRANSACTIONS WITH BIONIX

     The Company and Bionix, a company of which Reynald G. Bonmati, the
     President and Chairman of the Board of the Company is President, were parties to three exclusive four-year sub-distribution agreements pursuant to which the Company has the right to purchase and sell certain systems and products from Bionix at a fixed percentage discount from
     contractually-stated selling prices. Under two separate sub-distribution agreements, dated October 1, 1999, the Company had the right to purchase and sell the pQCT and Galileo systems and products. Under the third sub-distribution agreement, dated February 17, 2000, the Company had the right to purchase and sell the Genestone 190 systems and products. During fiscal year 2002, the Company purchased from Bionix systems and products equal to approximately $4,500. Following the asset sale to Cooper, the
     Company focused exclusively on its musculoskeletal products and all Bionix rights from MIP were assigned to the Company for one dollar. Such rights also include the exclusive and perpetual authority, right and license in
     North America to seek PMA approval for the Orbasone, and to assemble, manufacture, market, sell and service the Orbasone. The Orbasone systems and products have not yet been approved by the U.S. Food and Drug
     Administration for sale in the U.S.

                                      -39-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

12.  SUPPLEMENTAL SALES AND CUSTOMER INFORMATION:

     During 2004, approximately 48% of total sales was derived from the
     Company's four largest customers. During 2003, there were no significant customers. The Company's largest customers are medical device distributors.

     The Company's sales consisted of domestic sales to customers and export sales to customers in the following geographic territories:

                                 2004                 2003
                          ------------------   ------------------

     Pacific Rim          $       --      --%  $      175     .01%
     Europe/Middle East        3,000     .26           --      --
     Latin America             8,257     .70           --      --
     Canada                   13,597    1.15      238,000   15.14

     Export Sales                 --      --           --      --
     Domestic Sales        1,155,023   97.89    1,334,578   84.85
                          ----------   -----   ----------   -----
                          $1,179,877   100.0%  $1,572,753   100.0%
                          ==========   =====   ==========   =====

13.  QUARTERLY FINANCIAL DATA (UNAUDITED):



                                                         2004 Quarters
                              -------------------------------------------------------------------
                                 First         Second        Third         Fourth        Total
                              -----------   -----------   -----------   -----------   -----------

Revenue                       $   168,387   $   274,468   $   391,226   $   345,796   $ 1,179,877
Gross Profit                       94,679       185,643       227,739       143,007       651,068
Operating loss                   (385,313)     (272,248)     (297,927)     (700,863)   (1,656,351)
Net loss                         (424,225)     (309,028)     (360,817)     (802,326)   (1,944,185)

Weighted average shares:
Basic and diluted              29,544,621    29,825,944    29,825,944    31,235,286    31,235,286
Basic and diluted per share   $     (0.01)        (0.01)        (0.01)        (0.03)        (0.06)




                                                         2003 Quarters
                              -------------------------------------------------------------------
                                 First         Second        Third         Fourth        Total
                              -----------   -----------   -----------   -----------   -----------

Revenue                       $   500,160   $   361,319   $   420,056   $   291,218   $ 1,572,753
Gross Profit                      345,871       240,305       282,537       195,071     1,063,784
Operating loss                   (306,186)     (372,103)     (309,971)     (313,053)   (1,301,313)
Net loss                         (312,098)     (381,108)     (320,838)     (335,112)   (1,349,156)

Weighted average shares:
Basic and diluted              29,544,621    29,544,621    29,544,621    29,544,621    29,544,621
Basic and diluted per share         (0.02)        (0.01)        (0.01)        (0.01)        (0.05)


                                      -40-

                                ORTHOMETRIX, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

14.  SUBSEQUENT EVENTS (UNAUDITED)

     On February 25, 2005, the Company entered into a Securities Purchase
     Agreement with Rock Creek Investment Partners, L.P. Pursuant to such agreement, the Company sold 2,321,429 of the Company's common shares of beneficial interest, par value $.0005 per share, for an aggregate purchase price of $650,000, to Rock Creek Investment Partners, L.P.

     On March 3, 2005 the Company entered into a Securities Purchase Agreement with Psilos Group Partners II SBIC, L.P. Pursuant to such agreement, the
     Company sold 4,000,000 of the Company's common shares of beneficial interest, par value $.0005 per share, for an aggregate purchase price of
     $1,000,000, to Psilos Group Partners II SBIC, L.P. Albert S. Waxman, a
     director of Orthometrix, is a partner of Psilos Group Partners II SBIC,
     L.P.

     On March 4, 2005, of the remaining $600,000 loan balance, $500,000 was repaid and $100,000 due to an officer was used to purchase him 400,000 shares, par value $.0005 per share.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
     FINANCIAL DISCLOSURE

NONE

ITEM 8A: CONTROLS AND PROCEDURES

The Company's principal executive officer and principal financial officer have, within 90 days of the filing date of this annual report, evaluated the effectiveness of the Company's disclosure controls and procedures (as defined in
Exchange Act Rules 13a - 14(c)) and have determined that such disclosure controls and procedures are adequate. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect such internal controls since the date of evaluation. Accordingly, no corrective actions have been taken with regard to significant deficiencies or material weaknesses.

                                      -41-

                                    PART III

ITEMS 9, 10, 11, AND 12

The information required under these items is contained in the Company's Proxy
Statement relating to its 2005 Annual Meeting of Stockholders, which Proxy
Statement will enclose this Form 10-K and is being filed with the Securities and
Exchange Commission within 120 days after the close of the Company's fiscal year end. This information is incorporated herein by reference.

ITEM 13. EXHIBITS

       2.1   Asset Purchase Agreement with Cooper Surgical Acquisition Corp. and
             Orthometrix, Inc. (D)

       3.1   Restated Certificate of Incorporation of Orthometrix, Inc. (E)

       3.2   By-laws of Orthometrix, Inc. as amended (F)

     +10.1   Assignment and Assumption Agreement dated as of April 12, 2002 among Bionix, LLC, Orthometrix, Inc. and M.I.P. GmbH. (A)

     +10.2   Assignment and Assumption Agreement dated as of April 12, 2002 among Bionix, LLC, Orthometrix, Inc. and Stratec Medizintechnik,
             GmbH. (A)

     +10.3   Assignment and Assumption Agreement dated as of April 12, 2002 among Bionix, LLC, Orthometrix, LLC and Novotec Maschinen GmbH. (A)

      10.4   $405,000 Promissory Note, dated January 31, 2004, between
             Orthometrix, Inc. and Reynald Bonmati. This note replaces notes dated August 20, 2003; August 26, 2003; September 12, 2003;
             September 26, 2003; November 7, 2003; January 16, 2004 and January
             23, 2004 in the amounts of $25,000 ($20,000 of which has been paid off); $10,000; $40,000; $25,000;$250,000; $50,000 and $25,000,
             respectively. (B)

      10.5   $50,000 Promissory Note, dated April 1, 2004, between Orthometrix,
             Inc. and David E. Baines. (C)

      10.6   $50,000 Promissory Note, dated April 28, 2004, between Orthometrix,
             Inc. and First Global Services Corp. (C)

      10.7   $25,000 Promissory Note, dated June 30, 2004, between Orthometrix,
             Inc. and Ralph G. Theodore and Ellen H. Theodore JTWROS. (C)

                                      -42-

ITEM 13. EXHIBITS
     (Continued)

     10.8    $50,000 Promissory Note, dated October 18, 2004, between
             Orthometrix, Inc. and Farooq Kathwari.

     10.9    $20,000 Promissory Note, dated November 8, 2004, between
             Orthometrix, Inc. and John Utzinger.

     10.10   $50,000 Promissory Note, dated December 6, 2004, between
             Orthometrix, Inc. and Reynald Bonmati.

     10.11   Securities Purchase Agreement, dated February 25, 2005, between
             Orthometrix, Inc. and Rock Creek Investment Partners, L.P.

     10.12   Securities Purchase Agreement, dated March 3, 2005, between
             Orthometrix, Inc. and Psilos Group Partners II SBIC, L.P.

     Exhibits required by Item 601 of Regulation S-B are filed herewith:

     31.1    Chief Executive Officer's Certification, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

     31.2    Chief Financial Officer's Certification, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

     32      Certification of Chief Executive Officer and Chief Financial
             Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
             Section 906 of the Sarbanes-Oxley Act of 2002.

     + Confidentiality requested as to certain provisions.

     (A)  This Exhibit was previously filed as an Exhibit to the Company's
          Report on Form 10-QSB dated May 15, 2003 and is incorporated herein by reference

     (B)  This Exhibit was previously filed as an Exhibit to the Company's
          Report on Form 10-QSB dated March 25, 2004 and is incorporated herein by reference.

     (C)  This Exhibit was previously filed as an Exhibit to the Company's
          Report on Form 10-QSB dated May 17, 2004, as is incorporated herein by reference.

     (D)  This Exhibit was previously filed as an Exhibit to the Company's
          Report on Form 8-K dated April 15, 2002, as is incorporated herein by reference.

                                      -43-

ITEM 13. EXHIBITS
     (Continued)

     (E)  This Exhibit was previously filed as an Exhibit to the Company's
          Report on Form 10-Q dated November 13, 1997, and is incorporated herein by reference.

     (F)  This Exhibit was previously filed as an Exhibit to the Company's
          Registration Statement on Form S-I (Registration No. 33-93220),
          effective August 1, 1995, and is incorporated herein by reference.

                                      -44-

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

     1.   Audit Fees - The aggregate fees for the years ended December 31, 2004 and 2003 for professional services rendered by Radin, Glass & Co., LLP for the audit of annual financial statements and review of financial statements included in any Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements are approximately $30,250 in 2003 and $28,500 in 2004.

     2.   Audit-Related Fees - The registrant did not pay any audit-related fees during the years ended December 31, 2004 and 2003 that are not reported under paragraph 1 above.

     3.   Tax Fees - The registrant did not pay any fees during the years ended
          December 31, 2004 and 2003 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

     4.   All Other Fees - The registrant did not pay any other fees during the years ended December 31, 2004 and 2003 other than those reported in paragraphs 1 through 3 above.

                                      -45-

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange
Act of 1934, the Registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, New York, on the 24th day of March, 2005.

                                         ORTHOMETRIX, INC.

                                         By: /s/ Reynald Bonmati
                                             -----------------------------------
                                             Name: Reynald G. Bonmati
                                             Title: President

                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints
Reynald G. Bonmati as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Annual Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual
Report has been signed below by the following persons on behalf of the
Registrant, Orthometrix, Inc., in the capacities and on the dates indicated.

           Signature               Capacity In Which Signed            Date
----------------------------   --------------------------------   --------------

/s/ Reynald G. Bonmati             Chairman of the Board and      March 24, 2005
----------------------------   President (Principal Executive
Reynald G. Bonmati                  Officer); and Director

/s/ Neil H. Koenig                  Chief Financial Officer       March 24, 2005
----------------------------   (Principal Financial Officer and
Neil H. Koenig                   Principal Accounting Officer)

                                      -46-

           Signature               Capacity In Which Signed            Date
----------------------------   --------------------------------   --------------

/s/ Michael W. Huber                       Director               March 24, 2005
----------------------------
Michael W. Huber

/s/ William Orr                            Director               March 24, 2005
----------------------------
William Orr

/s/ Albert S. Waxman                       Director               March 24, 2005
----------------------------
Albert S. Waxman

                                      -47-